                                                            Exhibit (p)(14)(iii)



                                                         EFFECTIVE MARCH 1, 2000




                                 CODE OF ETHICS



                     ROWE PRICE-FLEMING INTERNATIONAL, INC.

                                 CODE OF ETHICS
                                       OF
                     ROWE PRICE-FLEMING INTERNATIONAL, INC.



                                TABLE OF CONTENTS



                                                                                                               Page
                                                                                                               ----
GENERAL POLICY STATEMENT........................................................................................1-1
       Purpose and Scope of Code of Ethics......................................................................1-1
       Who is Subject to the Code...............................................................................1-1
       Status as a Fiduciary....................................................................................1-2
       What Code Does Not Cover.................................................................................1-2
       Compliance with Code.....................................................................................1-2
       Questions Regarding the Code.............................................................................1-2

STANDARDS OF CONDUCT OF RPFI AND ITS EMPLOYEES..................................................................2-1
       Allocation of Client Brokerage...........................................................................2-1
       Antitrust   ........................................................................................2-1; 8-1
       Compliance with Copyright Laws......................................................................2-1; 6-1
       Computer Security...................................................................................2-1; 7-1
       Conflicts of Interest....................................................................................2-1
             Relationships with Profitmaking Enterprises........................................................2-1
             Service with Nonprofitmaking Enterprises...........................................................2-2
             Relationships with Financial Service Firms.........................................................2-2
             Investment Clubs...................................................................................2-3
       Confidentiality..........................................................................................2-3
             Internal Operating Procedures and Planning.........................................................2-3
             Clients and Fund Shareholders......................................................................2-3
             Investment Advice..................................................................................2-3
             Investment Research................................................................................2-4
             Understanding as to Clients' Accounts and Company Records
               at time of Employee Termination..................................................................2-4
       Corporate Responsibility............................................................................2-4; 5-1
       Employment of Former Government Employees................................................................2-5
       Employment Practices.....................................................................................2-5
             Equal Opportunity..................................................................................2-5


                                      i-1

             Harassment.........................................................................................2-5
             Drug and Alcohol Abuse.............................................................................2-6
       Past and Current Litigation..............................................................................2-6
       Financial Reporting......................................................................................2-6
       Health and Safety in the Workplace.......................................................................2-6
       Illegal Payments and Inducements.........................................................................2-6
       Marketing and Sales Activities...........................................................................2-6
       Policy Regarding Acceptance and Giving of Gifts and Gratuities...........................................2-7
             Receipt of Gifts...................................................................................2-7
             Giving of Gifts....................................................................................2-7
             Entertainment......................................................................................2-8
       Research Trips...........................................................................................2-9
       Political Activities.....................................................................................2-9
       Protection of Corporate Assets..........................................................................2-10
       Quality of Services.....................................................................................2-10
       Record Retention........................................................................................2-10
       Referral Fees...........................................................................................2-10
       Release of Information to the Press.....................................................................2-10
       Responsibility to Report Violations.....................................................................2-10
       Service as Trustee, Executor or Personal Representative.................................................2-11
       Speaking Engagements and Publications...................................................................2-11
       Trading in Securities with Inside Information......................................................2-11; 3-1

STATEMENT OF POLICY ON MATERIAL, INSIDE (NON-PUBLIC) INFORMATION................................................3-1
STATEMENT OF POLICY ON SECURITIES TRANSACTIONS..................................................................4-1
STATEMENT OF POLICY ON CORPORATE RESPONSIBILITY.................................................................5-1
STATEMENT OF POLICY WITH RESPECT TO COMPLIANCE
   WITH UNITED STATES COPYRIGHT LAWS............................................................................6-1
STATEMENT OF POLICY WITH RESPECT TO COMPUTER SECURITY
   AND RELATED ISSUES...........................................................................................7-1
STATEMENT OF POLICY ON COMPLIANCE WITH UNITED STATES
   ANTITRUST LAWS ..............................................................................................8-1

                                 CODE OF ETHICS
                                       OF
                     ROWE PRICE-FLEMING INTERNATIONAL, INC.
                                      INDEX


                                                                                                               Page
                                                                                                               ----
Access Persons..................................................................................................4-4
Activities, Political...........................................................................................2-9
Alcohol Abuse...................................................................................................2-6
Allocation of Client Brokerage..................................................................................2-1
Antitrust..................................................................................................2-1; 8-1
Assets, Protection of Corporate................................................................................2-10
Association of Investment Management and Research ("AIMR")......................................................2-6
Beneficial Ownership............................................................................................4-5
Brokerage Accounts..............................................................................................4-9
Brokerage Confirmations........................................................................................4-10
Clearing Access Persons.........................................................................................4-7
Client Brokerage, Allocation of.................................................................................2-1
Client Limit Orders............................................................................................4-16
Code of Ethics, Compliance with.................................................................................1-2
Code of Ethics, Purpose and Scope of............................................................................1-1
Code of Ethics, Questions Regarding.............................................................................1-2
Code of Ethics, Who is Subject to...............................................................................1-1
Co-Investment with Client Investment Partnerships..............................................................4-19
Computer Security..........................................................................................2-1; 7-1
Conduct, Standards of, RPFI and its Employees...................................................................2-1
Confidentiality.................................................................................................2-3
Confidentiality, Computers......................................................................................7-1
Conflicts of Interest...........................................................................................2-1
Copyright Laws, Compliance with............................................................................2-1; 8-1
Corporate Assets, Protection of.................................................................................2-9

                                      ii-1


Corporate Responsibility...................................................................................2-4; 5-1
Disclosure of Personal Securities Holdings by Access Persons...................................................4-11
Drug Abuse......................................................................................................2-5
Electronic Bulletin Boards, Participation on....................................................................7-1
Employees, Standards of Conduct.................................................................................2-1
Employment of Former Government Employees.......................................................................2-5
Employment Practices............................................................................................2-5
Entertainment...................................................................................................2-8
Ethics Committee............................................................................................... 4-2
Equal Opportunity...............................................................................................2-5
Exchange - Traded Index Options................................................................................4-16
Executor, Service as...........................................................................................2-11
Fees, Referral.................................................................................................2-10
Fiduciary, RPFI?s Status as a ..................................................................................1-2
Financial Reporting.............................................................................................2-6
Financial Service Firms, Relationships with.....................................................................2-2
Front Running...................................................................................................4-2
General Policy Statement........................................................................................1-1
Gifts, Giving...................................................................................................2-6
Gifts, Receipt of...............................................................................................2-6
Government Employees, Employment of Former......................................................................2-5
Harassment......................................................................................................2-5
Health and Safety in the Workplace..............................................................................2-6
Illegal Payments................................................................................................2-6
Independent Directors, RPFI Funds...............................................................................4-4
Information, Release to the Press..............................................................................2-10
Initial Public Offerings.......................................................................................4-13
Inside Information, Trading in Securities with............................................................2-11; 3-1
Insider Trading Prohibitions....................................................................................3-1
Insider Trading Prohibitions, U.K. Law..........................................................................3-6
Insider Trading Prohibitions, U.S. Law..........................................................................3-3
Interest, Conflicts of..........................................................................................2-1
Investment Clubs..........................................................................................2-3; 4-16
Investment Personnel............................................................................................4-5
Large Capitalization Exemption for Securities Transactions.....................................................4-15

                                      ii-2

Margin Accounts................................................................................................4-20
Marketing and Sales Activities..................................................................................2-6
Non-Affiliated Directors of RPFI................................................................................4-3
Non-Investment Personnel.......................................................................................4-14
Non-Profitmaking Enterprise, Service with.......................................................................2-2
Options and Futures............................................................................................4-16
Ownership Reporting Requirements (1/2 of 1%)...................................................................4-20
Payments, Illegal...............................................................................................2-6
Personal Securities Holdings, Disclosure of by Access Person...................................................4-10
Personal Representative, Service as............................................................................2-11
Personnel of Related Entities...................................................................................4-3
Political Activities............................................................................................2-9
Press, Release of Information to the...........................................................................2-10
RPFI, Standards of Conduct......................................................................................2-1
Price Associates' Stock, Transactions in.......................................................................4-18
Prior Clearance of Securities Transactions (other than Price Associates' stock)................................4-11
Private Placement, Investment In...............................................................................4-15
Profitmaking Enterprise, Relationships with.....................................................................2-1
Protection of Corporate Assets.................................................................................2-10
Publications...................................................................................................2-11
Quality of Services.............................................................................................2-9
Questions Regarding the Code....................................................................................1-2
Record Retention...............................................................................................2-10
Referral Fees..................................................................................................2-10
Release of Information to the Press............................................................................2-10
Reporting, Financial............................................................................................2-6
Reporting, Price Associates' Stock Transactions................................................................4-19
Reporting, Securities Transactions (other than Price Associates' stock).........................................4-7
Research Trips..................................................................................................2-9
Responsibility, Corporate..................................................................................2-4; 5-1
Restricted List.................................................................................................3-9
Retention, Record..............................................................................................2-10
Safety and Health in the Workplace..............................................................................2-6
Sanctions......................................................................................................4-20
Securities Transactions, Reporting of (other than Price Associates' stock)......................................4-7


                                      ii-3

Services, Quality of...........................................................................................2-10
Short Sales....................................................................................................4-17
Sixty (60) Day Rule............................................................................................4-17
Software Programs, Application of Copyright Law.................................................................7-1
Speaking Engagements...........................................................................................2-11
Standards of Conduct of RPFI and its Employees..................................................................2-1
Statement, General Policy.......................................................................................1-1
Temporary Workers, Applications of Code to.................................................................1-1; 4-2
Termination of Employment.......................................................................................2-4
Trading Activity...............................................................................................4-20
Trips, Research.................................................................................................2-9
Trustee, Service as............................................................................................2-11
Violations, Responsibility to Report...........................................................................2-10


                                 CODE OF ETHICS
                                       OF
                     ROWE PRICE-FLEMING INTERNATIONAL, INC.


                            GENERAL POLICY STATEMENT

PURPOSE AND SCOPE OF CODE OF ETHICS. In recognition of Rowe Price-Fleming International, Inc.'s ("RPFI") commitment to maintain the highest standards of professional conduct and ethics, the firm's Board of Directors has adopted this Code of Ethics ("Code") composed of Standards of Conduct and the following Statements of Policy ("Statements"):

1.   Statement of Policy on Material, Inside (Non-Public) Information

2.   Statement of Policy on Securities Transactions

3.   Statement of Policy on Corporate Responsibility

4.   Statement of Policy with Respect to Compliance with Copyright Laws

5.   Statement of Policy with Respect to Computer Security and Related Issues

6.   Statement of Policy on Compliance with United States Antitrust Laws

The purpose of this Code is to help preserve our most valuable asset - the reputation of RPFI and its employees.

WHO IS SUBJECT TO THE CODE. Except as provided below, RPFI and its officers, directors and employees are all subject to the Code. In addition, the following persons are also subject to the Code:

     o Any temporary or consultant where his or her assignment at RPFI exceeds or will exceed four weeks or when his or her cumulative assignment exceeds eight weeks over a twelve-month period; and

                                      1-1

     o Any contingent worker immediately at the time of engagement if his or her assignment is more than casual in nature or if he or she will be exposed to the kinds of information and situations that would create conflicts on matters covered in the Code.

Employees in the Baltimore office are subject to the Code of Ethics of T. Rowe Price Associates, Inc. ("Price Associates"), rather than this Code.

RPFI'S STATUS AS A FIDUCIARY. The primary responsibility of RPFI as an investment adviser is to render to its clients on a professional basis unbiased and continuous advice regarding their investments. As an investment adviser, RPFI has a fiduciary relationship with all of its clients, which means that it has an absolute duty of undivided loyalty, fairness and good faith toward its clients and mutual fund shareholders and a corresponding obligation to refrain from taking any action or seeking any benefit for itself which would, or which would appear to, prejudice the rights of any client or shareholder or conflict with his or her best interests.

WHAT CODE DOES NOT COVER. The Code was not written for the purpose of covering all policies, rules and regulations to which employees may be subject. As an example, RPFI is also subject to the rules and regulations of the Investment Management Regulatory Organization ("IMRO").

COMPLIANCE WITH CODE. Strict compliance with the provisions of this Code is considered a basic condition of employment with the firm. An employee may be required to surrender any profit realized from a transaction which is deemed to be in violation of the Code. In addition, any breach of the Code may constitute grounds for disciplinary action, including dismissal from employment. Employees may appeal to the Ethics Committee any ruling or decision rendered with respect to the Code.

QUESTIONS REGARDING THE CODE. Questions regarding the Code should be referred as follows:

1. Standards of Conduct of RPFI and its employees: The Ethics Committee or Legal Department, Baltimore.

2. Statement of Policy on Material, Inside (Non-Public) Information: Legal Department, Baltimore or the London Compliance Team.

3. Statement of Policy on Securities Transactions: The Ethics Committee or the London Compliance Team.

4. Statement of Policy on Corporate Responsibility: Corporate Responsibility Committee.

5.   Statement of Policy with Respect to Compliance with United States Copyright
     Laws: Legal Department, Baltimore.


                                      1-2

6.   Statement of Policy with Respect to Computer Security and Related Issues:
     Local Help Desk or Information Security area.

7. Statement of Policy on Compliance with United States Antitrust Laws: Legal Department, Baltimore.

APPENDIX. Attached to this Statement is an appendix identifying key groups identified in the Code.





May, 2000









                                      1-3

             APPENDIX TO THE ROWE PRICE-FLEMING INTERNATIONAL, INC.
                                 CODE OF ETHICS



o BROKERAGE CONTROL COMMITTEE. This Committee sets the firm's policy regarding the allocation of client brokerage. For more information, contact its Secretary, Carol Eve, in London.

o ETHICS COMMITTEE. The members of the Ethics Committee are Martin Wade and David Warren in London and M. David Testa and Henry Hopkins in Baltimore.

o LONDON COMPLIANCE TEAM. The members of the Team are Carol Eve, Rachel Dickens and Val Richards in London.

O ROBERT FLEMING ("RF") GROUP COMPLIANCE. Contact Calum Ferguson of this department in London for additional information




May, 2000



                                      1-4

         STANDARDS OF CONDUCT OF ROWE PRICE-FLEMING INTERNATIONAL, INC.
                                AND ITS EMPLOYEES

ALLOCATION OF CLIENT BROKERAGE. The firm's policies with respect to the allocation of client brokerage are set forth in Part II of Form ADV, RPFI's registration statement filed with the United States Securities and Exchange Commission ("SEC"). It is imperative that all employees -- especially those who are in a position to make recommendations regarding brokerage allocation, or who are authorized to select brokers who will execute securities transactions on behalf of our clients -- read and become fully knowledgeable concerning our policies in this regard. Any questions regarding our firm's allocation of client brokerage should be addressed to the RPFI Brokerage Control Committee.

ANTITRUST. The United States antitrust laws are designed to ensure fair competition and preserve the free enterprise system. Some of the most common antitrust issues with which an employee may be confronted are in the areas of pricing (adviser fees) and trade association activity. To ensure its employees' understanding of these laws, RPFI has adopted a Statement of Policy on Compliance with United States Antitrust Laws. All employees should read and understand this Statement (see page 8-1).

COMPLIANCE WITH COPYRIGHT LAWS. To protect RPFI and its employees, RPFI has adopted a Statement of Policy with Respect to Compliance with United States Copyright Laws. All employees should read and understand this Statement (see page 6-1).

COMPUTER SECURITY. Computer systems and programs play a central role in RPFI's operations. To establish appropriate computer security to minimize potential for loss or disruptions to our computer operations, RPFI has adopted the computer security policies of its affiliates in London, Buenos Aires, Tokyo, Singapore, Paris, and Hong Kong. Employees in each location should read and understand the policy in effect for his or her location. (see page 7-1).

CONFLICTS OF INTEREST. A direct or indirect interest in a supplier, creditor, debtor or competitor may conflict with the interests of RPFI. All employees must avoid placing themselves in a "compromising position" where their interests may be in conflict with those of RPFI or its clients.

     RELATIONSHIPS WITH PROFITMAKING ENTERPRISES. A conflict may occur when an employee of RPFI is also employed by another firm, directly or as a consultant or independent contractor; has a direct financial interest in another firm; has an immediate family financial interest in another firm; or is a director, officer or partner of another firm.

     Employees of our firm sometimes serve as directors, officers, partners, or in other capacities with profitmaking enterprises not related to RPFI or its mutual funds. Employees are generally prohibited from serving as officers or directors of corporations which are approved or are likely to be approved for purchase in our firm's client accounts. An employee may not accept outside employment that would require him or her to become registered (or dually registered) as a representative of an unaffiliated


                                      2-1
     broker/dealer, investment adviser, or an insurance broker or company. An employee may also not become independently registered as an investment adviser.

     An employee who is contemplating obtaining another interest or relationship that might conflict or appear to conflict with the interests of RPFI, such as accepting employment with or an appointment as a director, officer or partner of or as a consultant or independent contractor to, an outside profitmaking enterprise, must receive the prior approval of the Ethics Committee. Upon review by the Ethics Committee, the employee will be advised in writing of the Committee's decision. Decisions by the Ethics Committee regarding outside directorships in profitmaking enterprises will be reviewed by the Board of Directors before becoming final. Outside business interests (such as part-time employment, or acting as a consultant for or independent contractor to an outside profitmaking enterprise) that will not conflict or appear to conflict with the interests of the firm need not be reviewed by the Ethics Committee, but must be approved by the employee's supervisor.

     Certain employees may serve as directors or in similar positions for non-public, for-profit entities in connection with their professional activities at RPFI. An employee must obtain the permission of the Board of Directors before accepting such a position and must relinquish the position if the entity becomes publicly held, unless otherwise determined by the Board of Directors.

     SERVICE WITH NONPROFITMAKING ENTERPRISES. RPFI encourages its employees to become involved in community programs and civic affairs. However, employees should not permit such activities to affect the performance of their job responsibilities. Prior to accepting a position as a trustee or member of the Board of Directors of any non-profit organization, an employee should receive the approval of the Ethics Committee.

     RELATIONSHIPS WITH FINANCIAL SERVICE FIRMS. In order to avoid any actual or apparent conflicts of interest, employees are prohibited from investing in or entering into any relationship, either directly or indirectly, with corporations, partnerships, or other entities which are engaged in business as a broker, a dealer, an underwriter (including an underwriter of insurance), and/or an investment adviser. As described above, this prohibition extends to the registration and/or licensure with an unaffiliated firm. This prohibition, however, is not meant to prevent employees from purchasing publicly traded securities of broker/dealers, investment advisers or other companies engaged in the mutual fund industry. Of course, all such purchases are subject to normal prior clearance and reporting procedures. This policy does not preclude an employee from engaging an outside investment adviser to manage his or her assets.

     If any member of an employee's immediate family is employed by, has a partnership interest in, or has an equity interest of .5% or more in a broker/dealer, investment adviser or other company engaged in the mutual fund industry, the relationship must be reported to the Ethics Committee.

                                      2-2

     INVESTMENT CLUBS. A Clearing Access Person (defined on p. 4-7 of the Code) may not form or participate in a stock or investment club unless prior written approval has been obtained from a member of the Ethics Committee. All transactions by such a stock or investment club in which an individual has beneficial ownership or control are subject to the same prior clearance (Clearing Access Persons only) and reporting requirements applicable to the individual's trades. As described on p. 4-6, if the Clearing Access Person has beneficial ownership solely by virtue of his or her spouse's participation in the club and has no investment control or input into decisions regarding the club's securities transactions, he or she may request the waiver of prior clearance requirements of the club's transactions, but not of reporting requirements, from a member of the Ethics Committee as part of the approval process.

CONFIDENTIALITY. The exercise of confidentiality extends to four major areas of our operations: internal operating procedures and planning; clients and fund shareholders; investment advice; and investment research. The duty to exercise confidentiality applies not only when an employee is with the firm, but also after he or she ceases employment with the firm.

     INTERNAL OPERATING PROCEDURES AND PLANNING. During the years we have been in business, a great deal of creative talent has been used to develop specialized and unique methods of operations and portfolio management. In many cases, we feel these methods give us an advantage over our competitors, and we do not want these ideas disseminated outside our firm. Accordingly, employees should be guarded in discussing our business practices with outsiders. Any requests from outsiders for specific information of this type should be cleared with your supervisor before it is released.

     Also, from time to time management holds meetings with employees in which material, non-public information concerning the future plans of the firm or any of its affiliates is disclosed. Employees should never discuss confidential information with, or provide copies of written material concerning the firm's internal operating procedures or projections for the future to, unauthorized persons outside the firm.

     CLIENTS AND FUND SHAREHOLDERS. In many instances, when clients subscribe to our services, we ask them to disclose fully their financial status and needs. This is done only after we have assured them that every member of our organization will hold this information in strict confidence. It is essential that we respect their trust. A simple rule for employees to follow is that the names of our clients or fund shareholders or any information pertaining to their investments must never be divulged to anyone outside the firm, not even to members of their immediate families and must never be used as a basis for personal trades over which the employee has beneficial interest or control.

     INVESTMENT ADVICE. Because of the fine reputation our firm enjoys, there is a great deal of public interest in what we are doing in the market. There are two major considerations that dictate why we must not provide investment "tips":

         o From the point of view of our clients, it is not fair to give other people information which clients must purchase.


                                      2-3

         o From the point of view of the firm, it is not desirable to create an outside demand for a stock when we are trying to buy it for our clients, as this will only serve to push the price up. The reverse is true if we are selling.

     In light of these considerations, employees must never disclose to outsiders our buy and sell recommendations, securities we are considering for future investment, or the portfolio holdings of our clients or mutual funds unless the disclosure is required by law.

     The practice of giving investment advice informally to members of your immediate family should be restricted to very close relatives. Any transactions resulting from such advice are subject to the prior approval and reporting requirements of the Statement of Policy on Securities Transactions. Under no circumstances should an employee receive compensation directly or indirectly (other than from RPFI or an affiliate) for rendering advice to either clients or non-clients.

     INVESTMENT RESEARCH. Any report circulated by a research analyst is confidential in its entirety and should not be reproduced or shown to anyone outside of our organization, except our clients where appropriate.

     UNDERSTANDING AS TO CLIENTS' ACCOUNTS AND COMPANY RECORDS AT TIME OF EMPLOYEE TERMINATION. The accounts of clients and mutual fund shareholders are the sole property of RPFI. This applies to all clients for whom RPFI acts as investment adviser, regardless of how or through whom the client relationship originated and regardless of who may be the (counselor) for a particular client. At the time of termination of employment with RPFI, an employee must: (1) surrender to RPFI in good condition any and all materials, reports or records (including all copies in his or her possession or subject to his or her control) developed by him or her or any other person which are considered confidential information of RPFI (except copies of any research material in the production of which the employee participated to a material extent); and (2) refrain from communicating, transmitting or making known to any person or firm any information relating to any materials or matters whatsoever which are considered by RPFI to be confidential.

Employees must use care in disposing of any confidential records or correspondence. Confidential material that is to be discarded should be torn up or shredded.

CORPORATE RESPONSIBILITY. As a major institutional investor with a fiduciary duty to its clients, including its mutual fund shareholders, RPFI has adopted a Statement of Policy on Corporate Responsibility (see page 5-1). The purpose of this Statement is to establish formal standards and procedures to guide RPFI with respect to its responsibilities to deal with matters of corporate and social responsibilities which may affect the companies in which client assets are invested.

EMPLOYMENT OF FORMER GOVERNMENT EMPLOYEES. United States laws and regulations govern the employment of former employees of the U.S. Government and its agencies, including the SEC. In addition, certain states have adopted similar statutory

                                      2-4
restrictions. Finally, certain states and municipalities which are clients of RPFI have imposed contractual restrictions in this regard. Before any action is taken to discuss employment by RPFI of a former government employee, guidance must be obtained from the Legal Department in Baltimore ("BALTIMORE LEGAL DEPARTMENT").

EMPLOYMENT PRACTICES.

     EQUAL OPPORTUNITY. RPFI is committed to the principles of Equal Employment. We believe our continued success depends on talented people, without regard to race, color, religion, national origin, gender, age, disability, sexual orientation, Vietnam era military service or any other classification protected by law.

     This commitment to Equal Opportunity covers all aspects of the employment relationship, including recruitment, application and initial employment, promotion and transfer, selection for training opportunities, wage and salary administration, and the application of service, retirement, and employee benefit plan policies.

     All members of RPFI's staff are expected to comply with the spirit and intent of this Equal Employment Opportunity Policy.

     If you feel you have not been treated in accordance with this Policy, contact your immediate supervisor, your manager or the Baltimore Legal Department. No retaliation will be taken against any employee who reports an incident of alleged discrimination.

     HARASSMENT. RPFI intends to provide employees a workplace free from any form of harassment. This includes sexual harassment which may result from unwelcome advances, requests for favors or any verbal or physical conduct of a sexual nature. Such actions or statements may or may not be accompanied by explicit or implied promises of preferential treatment or negative consequences in connection with one's employment. Harassment might include uninvited sex-oriented conversations, touching, comments, jokes, suggestions or innuendos. This type of behavior can create a stressful, intimidating and offensive atmosphere; it may adversely affect morale and work performance.

     Any employee who feels offended by the action or comments of another, or any employee who has observed such behavior, should report the matter, in confidence, to his or her immediate supervisor or manager. If that presents a problem, report the matter to the local Human Resources Officer or the Baltimore Legal Department. All complaints will be investigated immediately and confidentially. Any employee who has behaved in a reprehensible manner will be subject to disciplinary action in keeping with the gravity of the offense.

     DRUG AND ALCOHOL ABUSE. RPFI's policy is to maintain a drug-free workplace and prevent alcohol abuse. This policy fosters a safe, healthful and productive environment for its employees and customers and protects RPFI's property, equipment, operations and reputation in the community and the industry.

                                      2-5

PAST AND CURRENT LITIGATION. As a condition of employment, new employees answer a questionnaire regarding certain regulatory and related matters. RPFI uses the information obtained through these questionnaires and others to answer questions asked on United States, state, IMRO and other governmental registration forms and for insurance and bonding purposes. Each employee is responsible for keeping answers on the questionnaire current. If an employee becomes party to any proceeding that could lead to his or her conviction for any felony or misdemeanor (other than traffic or other minor offenses) or becomes the subject of a regulatory action by the SEC, IMRO, a state, or any government, regulatory agency, or self-regulatory organization relating to securities or investment activities, he or she should notify the Baltimore Legal Department and the local Human Resources Officer promptly.

FINANCIAL REPORTING. RPFI's records are maintained in a manner that provides for an accurate record of all financial transactions in conformity with generally accepted accounting principles. No false or deceptive entries may be made and all entries must contain an appropriate description of the underlying transaction. All reports, vouchers, bills, invoice, payroll and service records and other essential data must be accurate, honest and timely and should provide an accurate and complete representation of the facts.

HEALTH AND SAFETY IN THE WORKPLACE. RPFI recognizes its responsibility to provide employees a safe and healthful workplace and proper facilities to help them do their jobs effectively.

ILLEGAL PAYMENTS AND INDUCEMENTS. U.S., U.K., state, and certain foreign laws prohibit the payment of bribes, kickbacks, inducements or other illegal gratuities or payments by or on behalf of RPFI. RPFI, through its policies and practices, is committed to comply fully with these laws. The United States Foreign Corrupt Practices Act makes it a crime to corruptly give, promise or authorize payment, in cash or in kind, for any service to a foreign official or political party in connection with obtaining or retaining business. If an employee is solicited to make or receive an illegal payment, he or she should contact the Baltimore Legal Department.

MARKETING AND SALES ACTIVITIES. All written and oral marketing materials and presentations (including performance data) must be in compliance with applicable SEC, National Association of Securities Dealers, Inc. ("NASD"), IMRO and Association of Investment Management and Research ("AIMR") requirements. All advertisements, sales literature, and other written marketing materials must be reviewed and approved by the advertising section of the Baltimore Legal Department prior to use. All performance data distributed outside the firm, including total return and yield information, must be obtained from the Baltimore RPFI Performance Group before distribution.

POLICY REGARDING ACCEPTANCE AND GIVING OF GIFTS AND GRATUITIES. The firm, as well as its employees and members of their families, should not accept or give gifts that might in any way create or appear to create a conflict of interest or interfere with the impartial discharge of our responsibilities to clients or place our firm in a difficult or embarrassing position.

                                      2-6

Such gifts would include gratuities or other accommodations from or to business contacts, brokers, securities salespersons, approved companies, suppliers, clients, or any other individual or organization with whom our firm has a business relationship, but would not include certain types of business entertainment as described later in this section.

     RECEIPT OF GIFTS. Personal contacts may lead to gifts which are offered on a friendship basis and may be perfectly proper. It must be remembered, however, that business relationships cannot always be separated from personal relationships and that the integrity of a business relationship is always susceptible to criticism in hindsight where gifts are received.

     Under no circumstances may employees accept gifts from any business or business contact in the form of cash or cash equivalents. Gift certificates may only be accepted if used; they may not be converted to cash except for nominal amounts not consumed when the gift certificate is used.

     There may be an occasion where it might be awkward to refuse a token non-cash expression of appreciation given in the spirit of friendship. In such cases, the value should not exceed $100 (U.S. dollars) from each business or business contact in any twelve-month period. The value of a gift directed to the members of a Department as a group may be divided by the number of employees in that Department. A gift sent to the firm generally may be awarded to the winner of a random drawing open to all eligible employees. Gifts received which are unacceptable according to this policy must be returned to the giver. Further, gifts must always be received in the employee's normal workplace. Gifts should not be sent to the employee's home.

     GIVING OF GIFTS. An employee may never give a gift to a business contact in the form of cash or cash equivalents, including gift certificates. Token gifts may be given to business contacts, but the aggregate value of all such gifts given to the business contact may not exceed $100 (U.S. dollars) in any twelve-month period without the permission of the Ethics Committee. If an employee believes that it would be appropriate to give a gift with a value exceeding $100 to a business contact in a specific situation, he or she must submit a written request to the Ethics Committee. The request should specify:

         o  the name of the giver;

         o  the name of the intended recipient and his or her employer;

         o  the nature of the gift and its monetary value;

         o  the nature of the business relationship; and

         o  the reason the gift is being given.

     NASD regulations prohibit exceptions to the $100 (U.S. dollars) limit for gifts given in connection with Investment Services' business. The Corporate Gift Department in Baltimore or compliance personnel in London (the "LONDON COMPLIANCE TEAM"), as

                                      2-7
     appropriate, will retain a record of ALL gifts given in connection with Investment Services' business, as required by NASD Conduct Rule 3060.

     ENTERTAINMENT. Our firm's $100 (U.S. dollars) limit on the acceptance and giving of gifts not only applies to gifts of merchandise, but also covers the enjoyment or use of property or facilities for weekends, vacations, trips, dinners, and the like. However, this limitation does not apply to dinners, sporting events and other activities which are a normal part of a business relationship. The acceptance of an invitation from brokers to sporting or other events is an appropriate way to maintain good relationships. However, if any employee engages in such activities in excess, serious conflict of interest questions can arise. When such invitations involve time away from the office, they should be checked by the employee's supervisor. As a matter of firm policy, employees are limited to two days in any calendar year for such entertainment events. Further invitations may be accepted, but they must be accommodated within the employee's own time or holiday leave. Acceptance of invitations under this rule should be advised to the relevant recordkeeper of holiday entitlements, otherwise these days will be deducted from holiday entitlements.

     To illustrate the principle behind the entertainment policy, the following examples are provided:

          First Example: The head of institutional research at brokerage firm "X" (whom you have known and done business with for a number of years) invites you and your husband to join her and her husband for dinner and afterwards a theatrical production.

          Second Example: You wish to see a recent hit musical in London, but are told it is sold out. You call a broker friend who works at company "X" to see if he can get tickets for you. The broker says yes and offers you two tickets free of charge.

          Third Example: You have been invited by a vendor to a multi-day excursion to a resort where the primary focus is entertainment as opposed to business. The vendor has offered to pay your travel and lodging for this trip.

     In the first example, it would be proper for you to accept the invitation.

     With respect to the second example, it would not be proper to solicit a person doing business with the firm for free tickets to any event. You could, however, accept the tickets if you pay for them at their fair value or, if greater, at the cost to the broker.

     With respect to the third example, trips of substantial value, such as multi-day excursions to resorts, hunting locations or sports events, where the primary focus is entertainment as opposed to business activities, would not be considered a normal part of a business relationship. Generally, such invitations may not be accepted unless our firm or the employee pays for the cost of the excursion and the employee has obtained approval from Martin Wade, David Warren or their designee.

                                      2-8

     The same principles apply if an employee wishes to entertain a business contact. Inviting business contacts and, if appropriate, their guests, to an occasional meal, sporting event, the theater, or comparable entertainment is acceptable as long as it is neither so frequent nor so extensive as to raise any question of propriety. If an employee wishes to pay for a business guest's transportation (e.g., airfare) and/or accommodations as part of business entertainment, he or she must first receive the permission of the Ethics Committee.

RESEARCH TRIPS. Occasionally, brokers or portfolio companies invite employees of our firm to attend or participate in research conferences, tours of portfolio companies' facilities, or meetings with the management of such companies. These invitations may involve traveling extensive distances to and from the sites of the specified activities and may require overnight lodging. Employees may not accept any such invitations until approval has been secured from Martin Wade, David Warren or their designee. As a general rule, such invitations should only be accepted after a determination has been made that the proposed activity constitutes a valuable research opportunity which will be of primary benefit to our clients. All travel expenses to and from the sites of the activities, and the expenses of any overnight lodging, meals or other accommodations provided in connection with such activities, should be paid for by our firm except in situations where the costs are considered to be insubstantial and are not readily ascertainable. Employees may not accept reimbursement from brokers or portfolio companies for travel and hotel expenses; speaker fees or honoraria for addresses or papers given before audiences; or consulting services or advice they may render. Likewise, employees may neither request nor accept loans or personal services from brokers or portfolio companies.

POLITICAL ACTIVITIES. Employees are encouraged to participate and vote in all national and local elections.

No political contribution of corporate funds, direct or indirect, to any political candidate or party, or to any other organization that might use the contribution for a political candidate or party, or use of corporate property, services or other assets may be made without the written approval of the Baltimore Legal Department. These prohibitions cover not only direct contributions but also indirect assistance or support of candidates or political parties through purchase of tickets to special dinners or other fund raising events, or the furnishing of any other goods, services or equipment to political parties or committees.

PROTECTION OF CORPORATE ASSETS. All employees are responsible for taking measures to ensure that RPFI's assets are properly protected. This responsibility not only applies to our business facilities, equipment and supplies, but also to intangible assets such as proprietary, research or marketing information, corporate trademarks and servicemarks, and copyrights.

QUALITY OF SERVICES. It is a continuing policy of RPFI to provide investment products and services which: (1) meet applicable laws, regulations and industry standards; (2) are offered to the public in a manner which ensures that each client/shareholder understands the objectives of each investment product selected; and (3) are properly advertised and sold in accordance with all applicable SEC, IMRO, state and NASD rules and regulations.

                                      2-9

The quality of RPFI's investment products and services and operations affects our reputation, productivity, profitability and market position. RPFI's goal is to be quality leader and to create conditions that allow and encourage all employees to perform their duties in an efficient, effective manner.

RECORD RETENTION. Under various U.S., U.K., and other governmental laws and regulations, RPFI is required to produce, maintain and retain various records, documents and other written (including electronic) communications. Each employee is responsible for adhering to RPFI's record maintenance and retention policies. Generally, U.S. law requires an investment adviser to retain records in a readily accessible location for not less than five years from the end of the fiscal year during which the record was made, the current year and the two immediately preceding years in an appropriate office of the adviser. (See Tab 7, Investment Adviser Compliance Manual). Any questions regarding this requirement should be addressed to the Baltimore Legal Department.

REFERRAL FEES. United States securities laws strictly prohibit the payment of any type of referral fee unless certain conditions are met. This would include any compensation to persons who refer clients or shareholders to us (e.g., brokers, registered representatives or any other persons) either directly in cash, by fee splitting, or indirectly by the providing of gifts or services (including the allocation of brokerage). IMRO also prohibits the payment of certain inducements. No arrangements involving referral fees or inducements should be entered into obligating RPFI or any employee unless approved by the Baltimore Legal Department.

RELEASE OF INFORMATION TO THE PRESS. All requests for information from the media concerning RPFI's corporate affairs, mutual funds, investment services, investment philosophy and policies, and related subjects should be referred to Martin Wade, David Warren, David Testa, or to the Public Relations Department in Baltimore for reply. Investment professionals who are contacted directly by the press concerning a particular fund's investment strategy or market outlook may use their own discretion, but are advised to check with the Public Relations Department in Baltimore if they do not know the reporter or feel it may be inappropriate to comment on a particular matter.

RESPONSIBILITY TO REPORT VIOLATIONS. Every employee who becomes aware of a violation of this Code is encouraged to report, on a confidential basis, the violation to his or her supervisor. If the supervisor appears to be involved in the wrongdoing, the report should be made to the next level of supervisory authority or to Martin Wade or David Warren. Upon notification of the alleged violation, the supervisor is obligated to advise the Baltimore Legal Department.

It is RPFI's policy that no adverse action will be taken against any employee who reports a violation in good faith.

SERVICE AS TRUSTEE, EXECUTOR OR PERSONAL REPRESENTATIVE. Employees may serve as trustees, co-trustees, executors or personal representatives for the estates of or trusts created by close family members. Employees may also serve in such


                                      2-10
capacities for estates or trusts created by nonfamily members. However, if an employee expects to be actively involved in an investment capacity in connection with an estate or trust created by a nonfamily member, he or she must first be granted permission by the Ethics Committee. If an Access Person serves in any of these capacities, securities transactions effected in such accounts will be subject to the prior approval and reporting requirements of our Statement of Policy on Securities Transactions.

If any employees presently serve in any of these capacities for nonfamily members, they should report these relationships in writing to the Ethics Committee.

SPEAKING ENGAGEMENTS AND PUBLICATIONS. Employees are often asked to accept speaking engagements on the subject of investments, finance, or their own particular specialty with our organization. This is encouraged by the firm, as it enhances our public relations, but you should obtain approval from Martin Wade or David Warren before you accept such requests.

You may also accept an offer to teach a course on investments or related topics (for example, at a local college) in your individual capacity with the approval of the head of your Division. You should also contact the Baltimore Legal Department in this instance to discuss any guidelines triggered by NASD or other regulatory requirements.

Before making any commitment to write or publish any article or book on a subject related to investments or your work at RPFI, approval should be obtained from Martin Wade.

TRADING IN SECURITIES WITH INSIDE INFORMATION. The purchase or sale of securities while in possession of material, inside information is prohibited by U.S., U.K., and other governmental laws. Information is considered inside and material if it has not been publicly disclosed and is sufficiently important that it would affect the decision of a reasonable person to buy, sell or hold stock in an issuer, including T. Rowe Price Associates' stock. Under no circumstances may an employee transmit such information to any other person, except to other employees who are required to be kept informed on the subject. All employees should read and understand the Statement of Policy on Material, Inside (Non-Public) Information (see page 3-1). Any questions regarding the firm's policies in this area should be addressed to the Baltimore Legal Department, the London Compliance Team, Robert Fleming Group Compliance in London ("RF GROUP COMPLIANCE"), or the Jardine Fleming Compliance Office in Hong Kong ("JF COMPLIANCE").



May, 2000


                                      2-11

                     ROWE PRICE-FLEMING INTERNATIONAL, INC.
                               STATEMENT OF POLICY
                                       ON
                    MATERIAL, INSIDE (NON-PUBLIC) INFORMATION


PURPOSE OF STATEMENT OF POLICY. The purpose of this Statement of Policy ("STATEMENT") is to comply with the requirement of the United States Insider Trading and Securities Fraud Enforcement Act to establish, maintain, and enforce written procedures designed to prevent insider trading. This Statement explains:
(i) the general legal prohibitions and sanctions regarding insider trading; (ii) the meaning of the key concepts underlying the prohibitions; (iii) the obligations of each officer, director, and employee ("EMPLOYEE") of Rowe Price-Fleming International, Inc. ("RPFI") in the event he or she comes into possession of material, non-public information; and (iv) the firm's educational program regarding insider trading. RPFI has also adopted a Statement of Policy on Securities Transactions ("SECURITIES TRANSACTIONS STATEMENT"), which requires certain persons to obtain prior clearance with respect to their personal securities transactions and to report such transactions on a timely basis.

The general principles of this Statement also apply to Personnel of Related Entities and Access Persons who are not Employees, as described in the Securities Transactions Statement; Personnel of Related Entities and Access Persons who are not Employees, however, should follow the specific procedures regarding inside information established by their respective firms.

THE BASIC INSIDER TRADING PROHIBITION. The "insider trading" doctrine under United States securities laws generally prohibits any person (including investment advisers) from:

         o trading in a security while in possession of material, non-public information regarding the security;

         o  tipping such information to others;

         o recommending the purchase or sale of securities while in possession of such information;

         o  assisting someone who is engaged in any of the above activities.

Thus, "insider trading" is not limited to insiders of the company whose securities are being traded. It can also apply to non-insiders, such as investment analysts, portfolio managers and stockbrokers. In addition, it is not limited to persons who trade. It also covers persons who tip material, non-public information or recommend transactions in securities while in possession of such information.

POLICY OF RPFI ON INSIDER TRADING. It is the policy of RPFI to prohibit any of its Employees, while in possession of material, non-public information, from trading securities or recommending transactions, either personally or in its proprietary accounts or on behalf of others (including mutual funds and private accounts), or communicating material, non-public


                                      3-1
information to others in violation of the securities laws of the United States or any other country that has jurisdiction over its activities.

"NEED TO KNOW" POLICY. All information regarding planned, prospective or ongoing securities transactions must be treated as confidential. Such information must be confined, even within the firm, to only those individuals and departments who must have such information in order for RPFI to carry out its engagement properly and effectively.

TRANSACTIONS INVOLVING T. ROWE PRICE ASSOCIATES, INC. STOCK. One of RPFI's parents is T. Rowe Price Associates, Inc. ("PRICE ASSOCIATES"), which is a public company whose stock is traded on the NASDAQ/NMS System. Certain Employees of RPFI could, under certain circumstances, be deemed to be "insiders" with respect to Price Associates. It is therefore important that these persons not discuss with family, friends or other persons any matter concerning Price Associates which might involve material, non-public information, whether favorable or unfavorable.

SANCTIONS. Penalties for trading on material, non-public information are severe, both for the individuals involved in such unlawful conduct and their employers. An Employee of RPFI who violates the insider trading laws can be subject to some or all of the penalties described below, even if he or she does not personally benefit from the violation:

     o   Injunctions;

     o   Treble damages;

     o   Disgorgement of profits;

     o   Criminal fines;

     o   Jail sentences;

     o Civil penalties for the person who committed the violation (which would, under normal circumstances, be the Employee and not the firm) of up to three times the profit gained or loss avoided, whether or not the individual actually benefitted; and

     o Civil penalties for RPFI (and other persons, such as managers and supervisors, who are deemed to be controlling persons) of up to the greater of $1,000,000 or three times the amount of the profit gained or loss avoided under U.S. law. Fines can be unlimited under U.K. law.

In addition, any violation of this Statement can be expected to result in serious sanctions being imposed by RPFI, including dismissal of the person(s) involved.

The provisions of both U.S. and U.K. law discussed below are complex and wide ranging. So if you are in any doubt about how they affect you, you must consult a member of the RPFI Compliance Team in London (the "LONDON COMPLIANCE TEAM") or the Legal Department in Baltimore ("BALTIMORE LEGAL DEPARTMENT").

                                      3-2

U.S. LAW REGARDING INSIDER TRADING PROHIBITIONS.

INTRODUCTION. "Insider trading" is a top enforcement priority of the United States Securities and Exchange Commission ("SEC"). In 1988, the United States Insider Trading and Securities Fraud Enforcement Act (the "ACT") was signed into law. This Act has had a far reaching impact on all public companies and especially those engaged in the securities brokerage or investment advisory industries, including directors, executive officers and other controlling persons of such companies. While the Act does not provide a statutory definition of "insider trading," it contains major changes to the previous law. Specifically, the Act:

     WRITTEN PROCEDURES. Requires SEC-registered brokers, dealers and investment advisers to establish, maintain and enforce written policies and procedures reasonably designed to prevent the misuse of material, non-public information by such persons.

     CIVIL PENALTIES. Imposes severe civil penalties on brokerage firms, investment advisers, their management and advisory personnel and other "controlling persons" who fail to take adequate steps to prevent insider trading and illegal tipping by Employees and other "controlled persons." Persons who directly or indirectly control violators, including entities such as RPFI, and their officers and directors, now face penalties to be determined by the court in light of the facts and circumstances, but not to exceed the greater of $1,000,000 (U.S. dollars) or three times the amount of profit gained or loss avoided as a result of the violation.

     CRIMINAL PENALTIES. Provides penalties for criminal securities law violations:

         o  Maximum jail term -- ten years;

         o  Maximum criminal fine for individuals -- $1,000,000;

         o  Maximum criminal fine for entities --$2,500,000.

     PRIVATE RIGHT OF ACTION. Establishes a statutory private right of action on behalf of contemporaneous traders against insider traders and their controlling persons.

     BOUNTY PAYMENTS. Authorizes the SEC to award bounty payments to persons who provide information leading to the successful prosecution of insider trading violations. Bounty payments are at the discretion of the SEC, but may not exceed 10% of the penalty imposed.

BASIC CONCEPTS OF INSIDER TRADING. The four critical concepts in United States insider trading cases are: (1) fiduciary duty/misappropriation, (2) materiality,
(3) non-public, and (4) possession. Each concept is discussed below.

FIDUCIARY DUTY/MISAPPROPRIATION. In two decisions, Dirks v. SEC and Chiarella v. United States, the United States Supreme Court held that insider trading and tipping violate the federal securities law if the trading or tipping of the information results in a breach of duty of trust or confidence.

A typical breach of duty arises when an insider, such as a corporate officer, purchases securities of his or her corporation on the basis of material, non-public information. Such conduct

                                      3-3
breaches a duty owed to the corporation's shareholders. The duty breached, however, need not be to shareholders to support liability for insider trading; it could also involve a breach of duty to a client, an employer, employees, or even a personal acquaintance. For example, courts have held that if the insider receives a personal benefit (either direct or indirect) from the disclosure, such as a pecuniary gain or reputational benefit, that would be enough to find a fiduciary breach.

The concept of who constitutes an "insider" is broad. It includes officers, directors and employees of a company. In addition, a person can be a "temporary insider" if he or she enters into a confidential relationship in the conduct of a company's affairs and, as a result, is given access to information solely for the company's purpose. A temporary insider can include, among others, a company's attorneys, accountants, consultants, and bank lending officers, as well as the employees of such organizations. In addition, any person may become a temporary insider of a company if he or she advises the company or provides other services, provided the company expects such person to keep any material, non-public information disclosed confidential.

Court decisions in the United States have held that, under a "misappropriation" theory, an outsider (such as an investment analyst) may be liable if he or she breaches a duty to anyone by: (1) obtaining information improperly or (2) using information that was obtained properly for an improper purpose. For example, if information is given to an analyst on a confidential basis and the analyst uses that information for trading purposes, liability could arise under the misappropriation theory. Similarly, an analyst who trades in breach of a duty owed either to his or her employer or client may be liable under the misappropriation theory. For example, the United States Supreme Court upheld the misappropriation theory when a lawyer received material, non-public information from a law partner who represented a client contemplating a tender offer, where that lawyer used the information to trade in the securities of the target company.

The situations in which a person can trade while in possession of material, non-public information without breaching a duty are so complex and uncertain that the only safe course is not to trade, tip or recommend securities while in possession of material, non-public information.

MATERIALITY. Insider trading restrictions arise only when the information that is used for trading, tipping or recommendations is "material." The information need not be so important that it would have changed an investor's decision to buy or sell; rather, it is enough that it is the type of information on which reasonable investors rely in making purchase, sale or hold decisions.

     RESOLVING CLOSE CASES. The United States Supreme Court has held that, in close cases, doubts about whether or not information is material should be resolved in favor of a finding of materiality. You should also be aware that your judgment regarding materiality may be reviewed by a court or the SEC with the 20-20 vision of hindsight.

     EFFECT ON MARKET PRICE. Any information that, upon disclosure, is likely to have a significant impact on the market price of a security should be considered material.

     FUTURE EVENTS. The materiality of facts relating to the possible occurrence of future events depends on the likelihood that the event will occur and the significance of the event if it does occur.

                                      3-4

     ILLUSTRATIONS. The following list, though not exhaustive, illustrates the types of matters that might be considered material: a joint venture, merger or acquisition; the declaration or omission of dividends; the acquisition or loss of a significant contract; a change in control or a significant change in management; a call of securities for redemption; the borrowing of a significant amount of funds; the purchase or sale of a significant asset; a significant change in capital investment plans; a significant labor dispute or disputes with subcontractors or suppliers; an event requiring a company to file a current report on Form 8-K with the SEC; establishment of a program to make purchases of the company's own shares; a tender offer for another company's securities; an event of technical default or default on interest and/or principal payments; advance knowledge of an upcoming publication that is expected to affect the market price of the stock.

     These illustrations are equally applicable to Price Associates as a public company and should serve as examples of the types of matters that Employees should not discuss with persons outside the firm. Remember, even though you may have no intent to violate any securities law, an offhand comment to a friend might be used unbeknownst to you by such friend to effect purchases or sales of Price Associates' stock. If such transactions were discovered and your friend were prosecuted, your status as an informant or "tipper" would directly involve you in the case.

NON-PUBLIC VS. PUBLIC INFORMATION. Any information which is not "public" is deemed to be "non-public." Just as an investor is permitted to trade on the basis of information that is not material, he or she may also trade on the basis of information that is public. Information is considered public if it has been disseminated in a manner making it available to investors generally. An example of non-public information would include material information provided to a select group of analysts but not made available to the investment community at large. Set forth below are a number of ways in which non-public information may be made public:

     DISCLOSURE TO NEWS SERVICES AND NATIONAL PAPERS. The U.S. stock exchanges require each exchange-traded issuer to disseminate material, non-public information about itself to: (1) the national business and financial newswire services (Dow Jones and Reuters); (2) the national service (Associated Press); and (3) The New York Times and The Wall Street Journal.

     LOCAL DISCLOSURE. An announcement by an issuer in a local newspaper might be sufficient for a company that is only locally traded, but might not be sufficient for a company that has a national market.

     INFORMATION IN SEC REPORTS. Information contained in reports filed with the SEC will be deemed to be public.

     INFORMATION IN BROKERAGE REPORTS. Information published in bulletins and research reports disseminated by brokerage firms will, as a general matter, be deemed to be public.

If RPFI is in possession of material, non-public information with respect to a security before such information is disseminated to the public (i.e., such as being disclosed in one of the public media described above), RPFI and its Employees must wait a sufficient period of time after the

                                      3-5
information is first publicly released before trading or initiating transactions to allow the information to be fully disseminated.

CONCEPT OF POSSESSION. It is important to note that the SEC takes the position that the United States law regarding insider trading prohibits any person from trading in a security in violation of a duty of trust and confidence while in possession of material, non-public information regarding the security. This is in contrast to trading on the basis of the material, non-public information. To illustrate the problems created by the use of the "possession" standard, as opposed to the "caused" standard, the following three examples are provided:

     FIRST, if the investment committee to the International Stock Fund were to obtain material, non-public information about one of its portfolio companies from an RPFI equity research analyst, that fund would be prohibited from trading in the securities to which that information relates. The prohibition would last until the information is no longer material or non-public.

     SECOND, if the investment committee to the International Stock Fund obtained material, non-public information about a particular portfolio security but continued to trade in that security, then the committee members, RPFI, and possibly management personnel might be liable for insider trading violations.

     THIRD, even if the investment committee to the Fund does not come into possession of the material, non-public information known to an RPFI equity research analyst, if it trades in the security, it may have a difficult burden of proving to the SEC or to a court that it was not in possession of such information.

TENDER OFFERS. Tender offers are subject to particularly strict regulation under the United States securities laws. Specifically, trading in securities which are the subject of an actual or impending tender offer by a person who is in possession of material, non-public information relating to the offer is illegal, regardless of whether there was a breach of fiduciary duty. Under no circumstances should you trade in securities while in possession of material, non-public information regarding a potential tender offer.

U.K. LAW REGARDING INSIDER TRADING PROHIBITIONS.

THE U.K. ACT. The Criminal Justice Act 1993 (the "U.K. ACT") prohibits an "insider" from:

     o   dealing in "securities" about which he or she has "inside information";

     o   encouraging another person to deal in those securities;

     o disclosing the "inside information" otherwise than in the proper performance of the insider's employment office or profession.

The definition of "securities" is very wide and is not limited to U.K. securities. The U.K. Act also covers all dealing in "securities," whether on or off market and whether done within or without the U.K.

                                      3-6

The following flow chart illustrates the core concepts under the U.K. Act:



              DOES THE                                DO YOU
            TRANSACTION            ?????             HAVE THE
              INVOLVE              ?????            INFORMATION
            "SECURITIES"                          AS AN "INSIDER"?

   ARE YOU         ARE YOU              DOES DEALING         ARE YOU
"DISCLOSING"?    "ENCOURAGING             INVOLVE A       DEALING ON A
                  ????                 "PROFESSIONAL       "REGULATED
                                        INTERMEDIARY"?       MARKET"?


                                              DOES A DEFENSE APPLY?

                                            GO FREE          GO TO JAIL



                                      3-7

     WHO IS AN INSIDER? A person has information as an "insider" if:

         o  it is, and he or she knows that it is, "inside information" and;

         o he or she has it, and knows that he or she has it, directly or indirectly from an "inside source". An "inside source" is any director, employee or shareholder of an issuer of securities or anyone having access to the information by virtue of his or her employment, profession, office and duties.

     WHAT IS INSIDE INFORMATION UNDER THE U.K. ACT? "Inside Information" is information which:

         o relates to particular securities, or particular issuers of securities;

         o  is specific or precise;

         o  has not been "made public"; and

         o is likely to have a significant effect on the price if it were "made public". Examples of price-sensitive information would include knowledge of any:

            o   proposed takeover or merger;

            o   potential company insolvency;

            o unpublished information as to profits or losses of any company for any period;

            o decision by a company concerning dividends or other distributions;

            o   proposed change in the capital structure of a company;

            o   material acquisitions or realizations of assets by a company;

            o   substantial acquisition or disposal of shares of a company;

            o proposal to change the general character or nature of the business of a company or group;

            o proposed change in the directors or senior executives of a company; and

            o   substantial borrowing by a company.

     WHEN IS INFORMATION MADE PUBLIC? Information is "made public" if it:


                                      3-8

         o is published in accordance with the rules of a regulated market for the purpose of informing investors and their professional advisers;

         o  is contained in records open to public inspection;

         o can be readily acquired by any person likely to deal in the securities

            o   to which the information relates, or

            o   of an issuer to which the information relates;

         o  is derived from information which has been "made public".

     CRIMINAL PENALTIES. The penalties under the U.K. Act are a maximum of seven years imprisonment and an unlimited fine.

PROCEDURES TO BE FOLLOWED WHEN RECEIVING MATERIAL, NON-PUBLIC INFORMATION.

All Employees stationed in London, Paris, and Buenos Aires will be referred to in this portion of the Statement as "LONDON EMPLOYEES." All Employees stationed in Hong Kong, Singapore and Tokyo will be referred to in this portion of the Statement as "HONG KONG EMPLOYEES." Unless specified in this manner, the Statement applies to ALL RPFI Employees, except those who are subject to the Price Associates Code of Ethics and its Procedures. The list of issuers about which Employees have material, inside information will be referred to in this Statement as the RPFI RESTRICTED LIST. Although the general principles of this Statement apply to Personnel of Related Entities and Access Persons who are not Employees, they should follow the specific procedures regarding inside information established by their respective firms.

     A. PROCEDURES FOR LONDON EMPLOYEES. Whenever a London Employee comes into possession of material, non-public information about a security or an issuer of a security, he or she should immediately inform Carol Eve or Rachel Dickens of the London Compliance Team that he or she is in possession of such information and the nature of the information. Carol Eve or Rachel Dickens will make a record of this notification by placing the issuer on the RPFI Restricted List, noting such pertinent information as the person(s) in possession of the information, the reason for its inclusion, and the local time and date on which the issuer was placed on this List. She will also promptly relay this information to Dottie Jones in the Compliance Department in Baltimore ("BALTIMORE COMPLIANCE"), Christine To, the Head Dealer at the RPFI Hong Kong Dealing Desk, or Connie Tse ("HONG KONG HEAD DEALER"), and the Head Dealer at the Robert Fleming Investment Management Dealing Desk ("RF DEALING DESK") or his or her designee ("RF HEAD DEALER"). Dottie Jones will add the issuer to the Price Associates' Restricted List. If the London Employee is unsure about whether the information is material and non-public, he or she should immediately contact Carol Eve or Rachel Dickens or the Baltimore Legal Department for advice and may not disclose the information or trade in the security until the issue is resolved. The London Employee may only disclose the information if approved on a "need to know" basis by Carol Eve, Rachel Dickens or the Baltimore Legal Department.

                                      3-9

         When the information is no longer material and/or non-public, Carol Eve or Rachel Dickens will remove the issuer from the RPFI Restricted List and note the reason for and the date and local time of removal of the issuer from this List. She will also promptly relay the information to Dottie Jones, Christine To or Connie Tse, and the RF Head Dealer. Dottie Jones will remove the issuer from the Price Associates' Restricted List. If the London Employee or Carol Eve or Rachel Dickens is unsure whether the issuer should be removed from the RPFI Restricted List, he or she should first contact RF Group Compliance or the Baltimore Legal Department for advice. If Carol Eve and Rachel Dickens are unavailable, the London Employee should contact the Baltimore Legal Department regarding removal of the issuer from the RPFI Restricted List.

     B. PROCEDURES FOR HONG KONG EMPLOYEES. Whenever a Hong Kong Employee comes into possession of material, non-public information about a security or the issuer of any security, he or she should immediately inform Christine To or Connie Tse that he or she is in possession of such information and the nature of the information. Christine To or Connie Tse will make a record of this notification by placing the issuer on the RPFI Restricted List, noting the person(s) in possession of the information, the reason for its inclusion, and the local time and date on which the issuer was placed on this List. She will also promptly relay this information to JF Compliance, Dottie Jones and Carol Eve or Rachel Dickens. Carol Eve or Rachel Dickens will relay this information to the RF Head Dealer. Dottie Jones will add the issuer to the Price Associates' Restricted List. If the Hong Kong Employee is unsure about whether the information is material and/or non-public, he or she should immediately contact the Baltimore Legal Department for advice and may not disclose the information or trade in the security until the issue is resolved. The Hong Kong Employee may only disclose the information if approved on a "need to know" basis by Carol Eve, Rachel Dickens, or the Baltimore Legal Department.

         When the information is no longer material and/or non-public, Christine To or Connie Tse will remove the issuer from the RPFI Restricted List and note the reason for and the date and local time of removal of the issuer from this List. She will also promptly relay this information to Dottie Jones, JF Compliance, and Carol Eve or Rachel Dickens, who will inform the RF Head Dealer. Dottie Jones will remove the issuer from the Price Associates' Restricted List. If the Hong Kong Employee or Christine To or Connie Tse is unsure whether the issuer should be removed from the RPFI Restricted List, he or she should first contact JF Compliance or the Baltimore Legal Department for advice. If Christine To and Connie Tse are unavailable, the Hong Kong Employee should contact Carol Eve, Rachel Dickens or the Baltimore Legal Department regarding removal of the issuer from the RPFI Restricted List.

     C. PROCEDURES FOR BALTIMORE EMPLOYEES. Employees working in Baltimore ("BALTIMORE EMPLOYEES") are subject primarily to Price Associates' Code of Ethics and Procedures. Under this Code and Procedures, if a Baltimore Employee or a Price Associates' employee comes into possession of material, non-public information about a security or the issuer of any security, he or she must immediately inform the Baltimore Legal Department. If that Department determines that the information is both material and non-public, the issuer will be placed on either the Price Associates' Watch or Restricted List. If the issuer is a non-U.S. issuer and is placed on the Price Associates' Restricted List, Dottie Jones will promptly relay the identity of the issuer, the person(s) in


                                      3-10
         possession of the information, the reason for its inclusion, and the local time and date on which the issuer was placed on the RPFI List to Christine To or Connie Tse and to Carol Eve and Rachel Dickens. Carol Eve or Rachel Dickens will place the issuer on the RPFI Restricted List and relay this information to the RF Head Dealer. Dottie Jones will document the addition as required by Price Associates' Procedures. The Baltimore Employee may only disclose the information if approved on a "need to know" basis by the Baltimore Legal Department.

         When the information is no longer material or is public, Dottie Jones will remove the issuer from the Price Associates' List. If the issuer is a non-U.S. issuer and had been placed on the Restricted List, Dottie Jones will promptly relay this information to Christine To or Connie Tse and to Carol Eve and Rachel Dickens. Carol Eve or Rachel Dickens will remove the issuer from the RPFI Restricted List and inform the RF Head Dealer. Dottie Jones will document the removal as required by Price Associates' Procedures.

         Carol Eve will keep a record of all inclusions and removals of issuers on the RPFI Restricted List for six (6) years.

     D. GENERAL PROCEDURES FOR ALL EMPLOYEES. Specifically, Employees in any office may not:

         o Trade in securities to which the material, non-public information relates;

         o  Disclose the information to others;

         o Recommend purchases or sales of the securities to which the information relates.

The RPFI Restricted List is highly confidential and should, under no circumstances, be disseminated to anyone outside RPFI, the Dealing Desks, RF Group Compliance, JF Compliance, the Baltimore Legal Department, and Baltimore Compliance.

SPECIFIC PROCEDURES RELATING TO THE SAFEGUARDING OF INSIDE INFORMATION.

To ensure the confidentiality of the RPFI Restricted List, it is important that all Employees take the following steps to safeguard the confidentiality of material, non-public information:

         o Do not discuss confidential information in public places such as elevators, hallways or social gatherings;

         o To the extent practical, limit access to the areas of the firm where confidential information could be observed or overheard to Employees with a business need for being in the area;

         o Avoid using speaker phones in areas where unauthorized persons may overhear conversations;

                                      3-11

         o Where appropriate, maintain the confidentiality of client identities by using code names or numbers for confidential projects;

         o Exercise care to avoid placing documents containing confidential information in areas where they may be read by unauthorized persons and store such documents in secure locations when they are not in use; and

         o Destroy copies of confidential documents no longer needed for a project.

RPFI has adopted specific written procedures, Procedures Pertaining to the Administration of the Statement of Policy on Material, Inside (Non-Public) Information ("PROCEDURES"). They are considered a part of this Statement and will be distributed to all appropriate personnel.

EDUCATION PROGRAM. While the probability of research analysts and portfolio managers being exposed to material, non-public information with respect to issuers considered for investment by clients is greater than that of other Employees, it is imperative that all Employees have a full understanding of this Statement.

To ensure that all Employees are properly informed of and understand RPFI's policy with respect to insider trading, the following program has been adopted:

     INITIAL REVIEW FOR NEW EMPLOYEES. All new Employees and Personnel of Related Entities will be given a copy of the Code of Ethics, which includes this Statement. Each such person is required to read the Code and acknowledge in writing that he or she will abide by its applicable provisions. A member of the London Compliance Team will review this Statement with each new portfolio manager, research analyst, and trader promptly after the person's assumption of one of these positions.

     DISTRIBUTION OF STATEMENT. Any time this Statement is materially revised, copies will be distributed to all Employees and Personnel of Related Entities.

     ANNUAL REVIEW WITH RESEARCH ANALYSTS, PORTFOLIO MANAGERS AND TRADERS. A member of the London Compliance Team will review this Statement at least annually with RPFI portfolio managers, research analysts, and traders.

     ANNUAL CONFIRMATION OF COMPLIANCE. All Employees and Personnel of Related Entities will be asked to confirm their understanding of and adherence to this Statement on an annual basis.

QUESTIONS. If you have any questions with respect to the interpretation or application of this Statement generally or in connection with a specific issuer, you should consult with the London Compliance Team, RF Group Compliance, JF Compliance or a member of the Baltimore Legal Department.


May, 2000




                                      3-12

                     ROWE PRICE-FLEMING INTERNATIONAL, INC.
                               STATEMENT OF POLICY
                                       ON
                             SECURITIES TRANSACTIONS


BACKGROUND INFORMATION.

     LEGAL REQUIREMENT. In accordance with the requirements of the securities laws of the United States (i.e., the Securities Exchange Act of 1934, the Investment Company Act of 1940, the Investment Advisers Act of 1940 and the Insider Trading and Securities Fraud Enforcement Act of 1988) and the various United Kingdom laws and regulations, Rowe Price-Fleming International, Inc. ("RPFI") and the mutual funds which it manages ("RPFI FUNDS") have adopted this Statement of Policy on Securities Transactions ("STATEMENT"). Both T. Rowe Price Associates, Inc. ("PRICE ASSOCIATES OR TRPA") and T. Rowe Fleming Asset Management ("TRFAM") have also adopted Statements of Policy on Securities Transactions. Funds sponsored and managed by Price Associates or RPFI may be referred to collectively in this Statement as the "PRICE FUNDS."

     RPFI'S FIDUCIARY POSITION. As an investment adviser, RPFI is in a fiduciary position which requires it to act with an eye only to the benefit of its clients, avoiding those situations which might place, or appear to place, the interests of RPFI or its officers, directors or employees in conflict with the interests of clients.

     PURPOSE OF STATEMENT. The Statement was developed to help guide RPFI and its officers, non-affiliated directors and employees and the independent directors of the RPFI Funds and Personnel of Related Entities, including all Access Persons as defined below, in the conduct of their personal investments and to:

         o eliminate the possibility of a transaction occurring that the United States Securities and Exchange Commission or other regulatory bodies would view as illegal, such as FRONT RUNNING (see definition below);

         o avoid situations where it might appear that RPFI or the RPFI Funds or any of their officers, directors or employees had personally benefited at the expense of a client or fund shareholder or taken inappropriate advantage of their fiduciary positions; and

         o prevent, as well as detect, the misuse of material, non-public information.

     All those covered by this Statement are urged to consider the reasons for the adoption of this Statement. RPFI's and the RPFI Funds' reputations could be adversely affected as the result of even a single transaction considered questionable in light of the fiduciary duties of RPFI and the independent directors of the RPFI Funds.

                                      4-1

     FRONT RUNNING. Front Running is illegal. It is generally defined as the purchase or sale of a security by an officer, director or employee of an investment adviser or mutual fund in anticipation of and prior to the adviser effecting similar transactions for its clients in order to take advantage of or avoid changes in market prices effected by the clients' transactions.

ETHICS COMMITTEE. RPFI has established an Ethics Committee which is responsible for the administration of this Statement. Its members are Martin Wade and David Warren (London) and Henry Hopkins and M. David Testa (Baltimore).

LONDON COMPLIANCE TEAM. The Ethics Committee has designated the London Compliance Team to carry out the compliance functions described in this Statement. The members of the London Compliance Team include Carol Eve, Rachel Dickens, and Val Richards.

PERSONS SUBJECT TO STATEMENT. The provisions of this Statement apply to the following persons and entities. In the case of an individual, the Statement also applies to the individual's spouse, minor children, and certain other relatives, as further described on page 4-5 of this Statement.

     RPFI. RPFI for its own account, including sponsored retirement plans of the firm, if any.

     RPFI OFFICERS, DIRECTORS AND EMPLOYEES. Each Officer, Director, and Employee of RPFI. The term "Director" means any RPFI Director who is an officer or employee of RPFI or Price Associates. The responsibilities of Directors of RPFI who are not officers or employees of RPFI or Price Associates are discussed separately on page 4-3 under the heading "Non-Affiliated Directors of RPFI."

     Each Officer, Director, and Employee stationed in RPFI's Baltimore office will be referred to as BALTIMORE EMPLOYEES. Baltimore Employees are subject to all the provisions of the TRPA Statement, including its prior clearance and various reporting requirements. Therefore, although Baltimore Employees will be subject to this Statement's general principles, they will not be subject to the Statement's prior clearance or reporting requirements or the restrictions on the use of non-affiliated brokers. The TRPA Statement is considered a part of this Statement.

     CERTAIN TEMPORARY WORKERS. These workers include:

         o Any temporary or consultant when his or her assignment at RPFI exceeds or will exceed four weeks or when his or her cumulative assignments exceed eight weeks over a twelve-month period; and

         o Any contingent worker immediately at the time of engagement if his or her assignment is more than casual in nature or if he or she will be exposed to the kinds of information and situations that would create conflicts on matters covered in the Code.

                                      4-2

     PERSONNEL OF RELATED ENTITIES. Any officer, director or employee of one of the entities ("RELATED ENTITIES") listed below who, in connection with his or her regular functions or duties, makes, participates in, obtains, or has access to information regarding the purchase or sale of a security by a Price Fund or other advisory client, or whose functions or duties relate to the making of any such recommendations with respect to the purchase or sale of securities by any one or more of RPFI's clients.

         o  Robert Fleming Holdings Limited ("ROBERT FLEMING"or "RF"),
         o  Jardine Fleming Group ("JARDINE FLEMING"), or
         o  Any other company in a control relationship to RPFI.

     The London Compliance Team will keep a record of all such Related Entity Personnel. This list, which shall be revised to reflect any changes on a quarterly basis, shall be sent to the Compliance Section of the Legal Department in Baltimore ("BALTIMORE LEGAL/COMPLIANCE").

     TRFAM PERSONNEL. As stated earlier, a Statement of Policy on Securities Transactions has been adopted by TRFAM. Under that Statement, any TRFAM officer, director, or employee who has been seconded to TRFAM by RPFI and who works in any office other than Baltimore will be subject to this Statement.

NON-AFFILIATED DIRECTORS OF RPFI. Directors of RPFI who are neither officers nor employees of RPFI or Price Associates and who, in connection with their regular functions or duties, do not make, participate in, or obtain information regarding the purchase or sale of a security by any one of RPFI's clients, or whose functions or duties do not relate to the making of any such recommendation with respect to the purchase or sale of securities by any one of RPFI's clients. They are SUBJECT to:

         o  the Statement's general principles;
         o  the Statement's transaction reporting requirements;
         o  restrictions on dealing with clients;
         o  co-investing restrictions;
         o  investment in client investment partnership restrictions; and
         o  1/2 of 1% ownership reporting requirements

     They are EXEMPT from:

         o  prior clearance requirements; and
         o  the requirements and rules dealing with:

            o   new issues;
            o   investment clubs;
            o   private placements;
            o   short sales;
            o   trading activity;
            o   non-affiliated brokers;


                                      4-3

            o brokerage confirmations, periodic account statements and notification of broker/dealer accounts;
            o   the 60-Day Rule; and
            o   disclosure of personal securities holdings.

        However, they are subject to personal securities transaction rules adopted by their respective employers (Robert Fleming or Jardine Fleming Group and their affiliates). In addition, any Non-Affiliated Director who, in connection with his or her regular duties, receives information that would create conflicts on matters covered by the Code, will be treated as Personnel of Related Entities.

INDEPENDENT DIRECTORS OF RPFI FUNDS. The Independent Directors of the RPFI Funds are prohibited from owning the stock of Price Associates. They are SUBJECT to:

         o  the Statement's general principles;
         o  the Statement's transaction reporting requirements;
         o  restrictions on dealing with clients;
         o  co-investing restrictions;
         o  investment in client investment partnership restrictions; and
         o  1/2 of 1% ownership reporting requirements

     They are EXEMPT from:

         o  prior clearance requirements; and
         o  the requirements and rules dealing with:

            o   new issues;
            o   investment clubs;
            o   private placements;
            o   short sales;
            o   trading activity;
            o   non-affiliated brokers;
            o brokerage confirmations, periodic account statements and notification of broker/dealer accounts;
            o   the 60-Day Rule; and
            o   disclosure of personal securities holdings.

ACCESS PERSONS. The term "ACCESS PERSON" means:

     o   RPFI;

     o any officer (vice president or above) or director of RPFI or the Price Funds (excluding the Independent Directors of the RPFI Funds and the Non-Affiliated Directors of RPFI);

                                      4-4

     o any employee of RPFI, a Related Entity, or the Price Funds who, in connection with his or her regular functions or duties, makes, participates in, obtains, or has access to information regarding the purchase or sale of securities by a Price Fund or other advisory client, or whose functions relate to the making of any recommendations with respect to the purchases or sales; or

     o any person in a control relationship to RPFI (excluding the Non-Affiliated Directors of RPFI) or a Price Fund who obtains or has access to information concerning recommendations made to a Price Fund or other advisory client with regard to the purchase or sale of securities by the Price Fund or advisory client.

The London Compliance Team notifies each Access Person of their status under the Code. All Officers, Directors and Employees of RPFI are deemed to be Access Persons.

INVESTMENT PERSONNEL. An Access Person is further identified as "INVESTMENT PERSONNEL" if, in connection with his or her regular function on duties, he or she makes or participates in making recommendations regarding the purchase or sale of securities by a Price Fund or other advisory client. The term "Investment Personnel" includes, but is not limited to:

         o those persons who are authorized to make investment decisions or to recommend securities transactions on behalf of RPFI's clients;

         o  research and credit analysts; and

         o  traders for RPFI.

All Investment Personnel are deemed Access Persons under the Code. The London Compliance Team notifies all Investment Personnel of their status under the Code.

QUESTIONS ABOUT THE STATEMENT. Covered Persons are urged to seek the advice of Martin Wade, David Warren or Henry Hopkins or their designees when they have questions as to the application of this Statement to their individual circumstances.

TRANSACTIONS SUBJECT TO STATEMENT. Except as provided below, the provisions of this Statement apply to securities transactions that fall under one of the following two conditions:

IF, you are a "BENEFICIAL OWNER" of the security under the Rule 16a-1 of the United States Securities Exchange Act of 1934 ("EXCHANGE ACT"), as defined below.

OR, if you CONTROL or direct securities trading for another person or entity, those trades are subject to this Statement even if you are not a beneficial owner of the securities. For example, if you have a power of attorney to direct transactions in another person's account or give ongoing advice to another person about his or her securities transactions, those transactions will be subject to this Statement to the same extent your personal trades would be, unless exempted as described below.

                                      4-5

DEFINITION OF BENEFICIAL OWNER. A "beneficial owner" is any person who, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise, has or shares in the opportunity to derive any profit from a transaction in the security.

For example, a person has beneficial ownership in:

     o securities held by members of the person's immediate family SHARING THE SAME HOUSEHOLD;

     o securities held by a trust, if that person is either a trust beneficiary or a trustee with investment control;

     o the right to acquire securities through the exercise or conversion of any derivative security, whether or not presently exercisable;

     o a proportionate interest in the portfolio securities held by a general or limited partnership if that person is a general partner;

     o certain performance-related fees other than an asset-based fee, received by any broker, dealer, bank, insurance company, investment company, investment adviser, investment manager, trustee or person or entity performing a similar function; and

     o the right to dividends that is separated or separable from the underlying securities. Otherwise, a right to dividends alone shall not represent beneficial ownership in the securities.

A shareholder shall not be deemed to have beneficial ownership in the portfolio securities held by a corporation or similar entity in which the person owns securities if the shareholder is not a controlling shareholder of the entity and does not have or share investment control over the entity's portfolio.

REQUESTS FOR EXEMPTIONS. If you have beneficial ownership of a security, any transaction involving that security is presumed to be subject to the relevant requirements of this Statement, UNLESS you have no control over the transaction. Such a situation MAY arise, for example, if you have delegated investment authority to an independent investment adviser, or your spouse has an independent trading program in which you have no input. Similarly, if your spouse has investment control over, but no beneficial ownership in, an unrelated account, an exemption may be appropriate.

If you feel you should not be subject to the Statement's relevant prior approval and/or reporting requirements, you should submit a written request for clarification or exemption to the London Compliance Team. Any such request for clarification or exemption should name the account, your interest in the account, the persons or firms responsible for its management, and the basis upon which the exemption is being claimed. Exemptions are NOT a self-executing; any exemption must be granted through the London Compliance Team.

                                      4-6

APPLICATION OF CERTAIN PROVISIONS OF THE STATEMENT. The application of the provisions of this Statement varies depending upon a person's job responsibilities, as follows:

     o ALL PERSONS subject to this Statement are bound by its general principles, transaction reporting requirements, and sanctions provisions.

     o ALL ACCESS PERSONS, whether they are RPFI Officers, Directors or Employees or Related Entity Personnel, are also subject to the brokerage notification and initial and annual Securities Holdings Report requirements.

     o ALL RELATED ENTITY PERSONNEL who are ALSO Investment Personnel, RPFI itself, and ALL RPFI Officers, Directors, and Employees, regardless of whether they are Investment Personnel, are subject to the prior clearance requirements for transactions other than transactions in Price Associates' stock. These persons and RPFI will be referred to as "CLEARING ACCESS PERSONS".

     o ALL RPFI OFFICERS, DIRECTORS, AND EMPLOYEES are also subject to other requirements, including the prior clearance of transactions in Price Associates' stock, as described below.

PROVISIONS APPLICABLE TO ALL PERSONS SUBJECT TO THIS STATEMENT. All persons subject to this Statement are subject to the transaction reporting requirements as described below, as well as to the sanctions provisions (see p. 4-20).

TRANSACTION REPORTING REQUIREMENTS.

     TRANSACTIONS THAT MUST BE REPORTED. Other than for the transactions specified below as exempt, every Person subject to this Statement is required to report to the London Compliance Team ALL securities transactions, including the following:

         PRO RATA DISTRIBUTIONS. Purchase effected by the exercise of rights issued pro rata to all holders of a class of securities or the sale of rights so received.

         SECURITIES OF ROBERT FLEMING HOLDINGS, LTD. Transactions involving the purchase or sale of the securities of Robert Fleming Holdings, Ltd. directly from or to the issuer, including payroll deduction plan transactions. However, these transactions need only be reported as a current holding as part of an Access Person's initial and annual Securities Holdings Report (see p. 4-11).

         REGULAR SAVINGS SCHEMES. Transactions involving the purchase of securities pursuant to a systematic investment plan, (i.e., a regular savings scheme or savings plan) if the underlying investment(s) is not exempt from prior clearance. REPORTING OF THESE TRANSACTIONS MUST BE MADE PROMPTLY AFTER THE INDIVIDUAL RECEIVES HIS OR HER REPORTS REGARDING THESE TRANSACTIONS (e.g., if the individual receives reports semi-annually only, he or she must report the transactions on that basis).

                                      4-7

         MANDATORY TENDERS. Purchases and sales of securities pursuant to a mandatory tender offer.

         SPOUSAL PAYROLL DEDUCTION PLANS/SPOUSAL STOCK OPTIONS. Transactions involving the purchase or exchange of securities by an Access Person's spouse pursuant to a payroll deduction plan or the exercise by a spouse of a stock option issued by the spouse's employer. REPORTING OF SPOUSAL PAYROLL DEDUCTION PLAN TRANSACTIONS MUST BE MADE PROMPTLY AFTER THE INDIVIDUAL RECEIVES HIS OR HER REPORTS REGARDING THESE TRANSACTIONS (e.g., if the individual receives reports semi-annually only, he or she must report the transactions on that basis); REPORTING OF A SPOUSAL STOCK OPTION EXERCISE MUST BE MADE WITHIN 10 DAYS OF THE EXERCISE.

         INHERITANCES. Acquisition of securities through inheritance.

         GIFTS. Acquisition or disposition of securities by gift.

TRANSACTIONS EXEMPT FROM REPORTING. The following transactions are exempt from the reporting requirements:

         OPEN-ENDED COLLECTIVE INVESTMENT SCHEMES, INCLUDING UNIT TRUSTS AND U.S. MUTUAL FUNDS. Purchases or redemptions of shares of any open-ended collective investment schemes, unit trusts and U.S. open-end investment companies, including the Price Funds and similar, foreign-registered investment vehicles, except that any person covered by this Statement who serves as the president, chairman of the board, or executive vice president of a Price Fund must report his or her beneficial ownership or control of shares in that Fund to Baltimore Legal/Compliance at the time of the initial purchase of shares.

         GOVERNMENT OBLIGATIONS. Purchases or sales of direct U.S. or Foreign Government obligations.

         CORPORATE ACTIONS (E.G., STOCK SPLITS AND SIMILAR TRANSACTIONS). The acquisition of additional shares of existing corporate holdings through the reinvestment of income dividends and capital gains in mutual funds and similar investment vehicles, stock splits, stock dividends, exercise of rights, exchanges or conversions.

         DIVIDEND REINVESTMENT PLANS. The purchase of securities with dividends effected through an established DRP. If, however, a Connected Purchase or a sale by a Clearing Access Person must receive prior clearance (see p. 4-12), that transaction must also be reported even if the person subject to the reporting requirement is not a Clearing Access Person.

     REPORT FORM. If the executing broker/dealer (including Robert Fleming or Jardine Fleming) provides a confirmation, contract note or similar statement directly to the London Compliance Team, you do not need to make a further report. All other transactions must be reported on the form designated "Rowe Price-Fleming International, Inc. Report of

                                      4-8

     Securities Transactions," a supply of which is available from the London Compliance Team.

     WHEN REPORTS ARE DUE. Unless your broker/dealer, including Robert Fleming or Jardine Fleming, provides a confirmation or statement to the London Compliance Team, you must report a securities transaction within ten (10) days after the trade date (for example, a purchase in a private placement), or within ten (10) days after the date on which you first gain knowledge of the transaction (for example, a bequest) if this is later. Transactions involving either a regular savings scheme or the purchase of securities by a spouse pursuant to a payroll deduction plan, however, may be reported when the report is received. Transactions in the stock of Robert Fleming Holdings, Ltd. may be reported as part of initial and annual Securities Holdings Reports.

     The London Compliance Team will send all such reports to Baltimore Legal/Compliance quarterly.

TRANSACTION REPORTING REQUIREMENTS OF THE INDEPENDENT DIRECTORS OF THE RPFI FUNDS AND THE NON-AFFILIATED DIRECTORS OF RPFI. The Independent Directors of the RPFI Funds and the Non-Affiliated Directors of RPFI are subject to similar reporting requirements as Access Persons, except that reports need only be filed quarterly and the reports of the Independent Directors are filed in Baltimore. Specifically, each Independent Director must file a report for each quarter's transactions with Baltimore Legal/Compliance no later than ten (10) calendar days after the end of the calendar quarter in which the transactions were effected. Each Non-Affiliated Director must file a report for each quarter's transactions with the London Compliance Team on the same schedule. Reports must be filed for each quarter, regardless of whether there have been any reportable transactions. Baltimore Legal/Compliance will send the Independent Directors of the RPFI Funds a reminder letter and Reporting Form approximately ten (10) days prior to the end of each calendar quarter. The London Compliance Team will send each Non-Affiliated Director a report form and a list of his or her transactions for that quarter from the RF main frame at quarter end.

PROVISIONS APPLICABLE TO ALL ACCESS PERSONS. All Access Persons are also subject to the permission and notification requirements for outside broker/dealer accounts and the initial and annual Securities Holdings Report requirements as described below, as well as the sanctions provisions (see p. 4-20).

PERMISSION AND NOTIFICATION REQUIREMENTS REGARDING OTHER BROKER/DEALER ACCOUNTS (EXCLUDING ACCOUNTS WITH ROBERT FLEMING AND JARDINE FLEMING). Access Persons must effect all their personal securities transactions through the trading desks of Robert Fleming and Jardine Fleming, respectively, unless otherwise exempted. TRP Investment Services, Inc.'s Brokerage Division is considered an outside broker/dealer for these purposes.

     ALL ACCESS PERSONS. RPFI Officers, Directors, and Employees must contact the London Compliance Team to obtain RF Group Compliance or JF Compliance permission, as appropriate, before opening or trading in a securities account with any other broker/dealer. All other Access Persons may obtain permission directly from RF Group Compliance or JF

                                      4-9

     Compliance but MUST inform the London Compliance Team within 10 days of receiving such permission.

     NEW ACCESS PERSONS. New RPFI Officers, Directors and Employees must contact the London Compliance Team to obtain RF Group Compliance or JF Compliance permission, as appropriate, to maintain any existing securities accounts with any other broker/dealer promptly upon joining the firm. All other new Access Persons may obtain permission directly from RF Group Compliance or JF Compliance but MUST inform the London Compliance Team within 10 days of receiving such permission.

The following transactions are exempt from the RPFI permission and notification requirements without approval by the London Compliance Team if approved by RF Group Compliance or JF Compliance, as appropriate:

         o  IPOs

         o Investments made through Personal Equity Plans ("PEPS") or Individual Savings Accounts ("ISA'S")

         o  Exercise of Options and Warrants

         o Acquisitions of shares in investment trusts under any dividend reinvestment or regular savings scheme

         o Exercise of Price Associates' stock options, including cashless exercises, if exercised through Deutsche Bank-Alex Brown and duplicate account information is sent directly to RF Group Compliance by Deutsche Bank-Alex Brown.

An Access Person's trades in open-ended Collective Investment Schemes, including Unit Trusts and U.S. Mutual Funds, do not require an exemption from the London Compliance Team, RF Compliance, or JF Compliance.

Application for any other exemption from this requirement, including for an Access Person's spouse's securities transactions if the spouse is subject to conflicting requirements due to his or her employment, must be made to the London Compliance Team. If the London Compliance Team approves the application, it will forward it to RF Group Compliance or to JF Compliance, as appropriate, for its approval as well.

BROKERAGE CONFIRMATIONS AND PERIODIC ACCOUNT STATEMENTS. Robert Fleming and Jardine Fleming notify the London Compliance Team of all transactions effected through their trading desks by Access Persons. For transactions in which Access Persons are considered to have beneficial ownership and/or control (see page 4-5 for definitions of Beneficial Owner/Control) and that are effected away from the Robert Fleming and Jardine Fleming trading desks, Access Persons must request broker-dealers executing transactions to send to the attention of the London Compliance Team the following documents:


                                      4-10

     DUPLICATE CONFIRMATIONS. A duplicate confirmation or equivalent notice with respect to each and every reportable transaction, within 10 days of execution, except that Price Associates' stock transactions are reported as described on p. 4-19.

     PERIODIC STATEMENTS. A copy of all periodic statements for all such securities accounts.

DISCLOSURE OF PERSONAL SECURITIES HOLDINGS BY ACCESS PERSONS. Upon commencement of employment, appointment or promotion (no later than 10 days after the starting date), each Access Person must disclose in writing all current securities holdings in which he or she is considered to have beneficial ownership and control ("SECURITIES HOLDINGS REPORT") (see page 4-5 for definitions of Beneficial Owner/Control). The form to provide the Securities Holdings Report will be provided upon commencement of employment, appointment or promotion and should be submitted to the London Compliance Team, which will provide a copy to Baltimore Legal/Compliance.

All Investment Personnel and Directors (other than a Non-Affiliated Director of RPFI or an Independent Director of RPFI Funds) are also required to file a Securities Holding Report on an annual basis. Effective January 2001, this requirement will be extended to ALL Access Persons, pursuant to United States law.

CONFIDENTIALITY OF RECORDS. RPFI makes every effort to protect the privacy of all personnel in connection with their Securities Holdings Reports and Reports of Securities Transactions.

PROVISIONS APPLICABLE TO ALL CLEARING ACCESS PERSONS. All Clearing Access Persons (see definition on p. 4-7) are also subject to prior clearance requirements (other than for Price Associates' stock), a prohibition on short sales, the 60-Day Rule, and restrictions on investment in Non-Listed securities firms, as well as the sanctions provisions (see p. 4-20).

PRIOR CLEARANCE REQUIREMENTS FOR CLEARING ACCESS PERSONS (OTHER THAN PRICE ASSOCIATES' STOCK). All Clearing Access Persons must obtain prior clearance before directly or indirectly initiating, recommending, or in any way participating in the purchase or sale of a security in which the Clearing Access Person has, or by reason of such transaction may acquire, any beneficial interest or which he or she controls, unless exempted below. PRIOR CLEARANCE MUST BE OBTAINED REGARDLESS OF HOW THE TRANSACTION IS EFFECTED. Receiving prior clearance does not relieve Clearing Access Persons from conducting their personal securities transactions in full compliance with the Code including its prohibition on trading while in possession of material, inside information, and with applicable law, including the prohibition on Front Running (see page 4-2 for definition of Front Running). Compliance with the 60-Day Rule (p. 4-17) is the responsibility of the Clearing Access Person; it is not covered by prior clearance procedures. It is also the Clearing Access Person's responsibility to ensure that all custody and settlement requirements are met.

TRANSACTIONS EXEMPT FROM PRIOR CLEARANCE REQUIREMENTS (OTHER THAN PRICE ASSOCIATES' STOCK). All securities transactions must receive prior clearance except the following:


                                      4-11

     OPEN-ENDED COLLECTIVE INVESTMENT SCHEMES, INCLUDING UNIT TRUSTS AND U.S. MUTUAL FUNDS. Purchases or redemptions of shares of any open-ended collective investment scheme, unit trust and U.S. open-end investment companies, including the Price Funds, and similar foreign-registered investment vehicles.

     GOVERNMENT OBLIGATIONS. Purchases or sales of direct U.S. or Foreign Government obligations.

     SECURITIES OF ROBERT FLEMING HOLDINGS, LTD. Purchases or sales of the securities of Robert Fleming Holdings, Ltd. directly from or to the issuer.

     REGULAR SAVINGS SCHEMES. Purchases effected through a systematic investment plan involving the automatic investment of a set amount on predetermined dates (i.e., a regular savings scheme or savings plan), provided that, if the underlying investment(s) in the scheme or plan is not exempt from prior clearance, the London Compliance Team has been previously notified by the Clearing Access Person that he or she will be participating in the scheme or plan, and any purchase to initiate participation in the scheme or plan, or any sale receives prior clearance.

     DIVIDEND REINVESTMENT PLANS. Purchases effected through an established Dividend Reinvestment Plan ("DRP"), provided the London Compliance Team is first notified by the Clearing Access Person that he or she will be participating in the DRP. A Clearing Access Person's purchase of share(s) of the issuer to initiate participation in the DRP or his or her purchase of shares in addition to those purchased with dividends (a "CONNECTED PURCHASE") AND any sales of shares from the DRP MUST receive prior clearance.

     CORPORATE ACTIONS (E.G., STOCK SPLITS AND SIMILAR TRANSACTIONS). The acquisition of additional shares of an existing holding through the reinvestment of income dividends and capital gains in mutual funds and similar investment vehicles, stock splits, stock dividends, exercise of rights, exchanges or conversions.

     MANDATORY TENDERS. Purchases and sales of securities pursuant to a mandatory tender offer.

     SPOUSAL PAYROLL DEDUCTION PLANS. Purchases or exchanges by a Clearing Access Person's spouse pursuant to a payroll deduction plan, provided the London Compliance Team has been previously notified by the Clearing Access Person that the spouse will be participating in the payroll deduction plan.

     EXERCISE OF STOCK OPTION OF CORPORATE EMPLOYER BY SPOUSE. Transactions involving the exercise by a Clearing Access Person's spouse of a stock option issued by the corporation employing the spouse.

     INHERITANCES. Acquisition of securities through inheritance.

     GIFTS. Acquisition or disposition of securities by gift.


                                      4-12

     PROCEDURES FOR OBTAINING PRIOR CLEARANCE (OTHER THAN PRICE ASSOCIATES' STOCK) FOR CLEARING ACCESS PERSONS. Requests for prior clearance may be made by electronic mail or by submitting a written form to the London Compliance Team. The London Compliance Team is responsible for processing and maintaining the records of all such requests. All requests must include the name of the security, the number of shares or amount of bond involved, and the estimated value of the requested transaction.

     The London Compliance Team will record whether the request was approved or disapproved and the date and time of the approval or disapproval; the reason for any disapproval; if approval was granted pursuant to an exemption being granted, the nature of the transaction (i.e., whether the transaction is a purchase or a sale) and whether the securities are part of a new issue or private placement.

     Responses to all requests will be confirmed by the London Compliance Team by electronic mail or on a standard written form documenting the request and its approval/disapproval.

     Requests will normally be processed on the same day they are received; HOWEVER, ADDITIONAL TIME MAY BE REQUIRED TO ALLOW CHECKS TO BE MADE WITH OVERSEES OFFICES.

     EFFECTIVENESS OF PRIOR CLEARANCE. Prior clearance of a securities transaction is effective for three (3) business days FROM AND INCLUDING the date the clearance is granted. If the proposed securities transaction is not executed within this time, a new clearance must be obtained. FOR EXAMPLE, IF APPROVAL IS GRANTED AT 2:00 PM MONDAY, THE TRADE MUST BE EXECUTED BY WEDNESDAY.

     REASONS FOR DISALLOWING PROPOSED TRANSACTIONS. A proposed security transaction will be disapproved by the London Compliance Team if:

         PENDING CLIENT ORDERS BY RPFI. An order has been placed by RPFI to purchase or sell the security through the London, Baltimore or Hong Kong trading desk.

         PENDING CLIENT ORDERS BY PRICE ASSOCIATES. An order has been placed by Price Associates to purchase or sell the security.

         PURCHASES AND SALES WITHIN SEVEN (7) CALENDAR DAYS. The security has been purchased or sold by any client of RPFI or Price Associates within the seven (7) calendar days immediately prior to the date of the proposed transaction. For example, if a client transaction occurs on Monday, a Clearing Access Person may not purchase or sell that security until Tuesday of the following week. If all clients have eliminated their holdings in a particular security, the seven-day restriction is not applicable to a Clearing Access Person's transactions in that security.

         SECURITIES SUBJECT TO INTERNAL TRADING RESTRICTIONS. The issuer has been placed on the RPFI Restricted List.

     PROCEDURES FOR OBTAINING PRIOR CLEARANCE FOR INITIAL PUBLIC OFFERINGS ("IPOS").


                                      4-13

     INVESTMENT PERSONNEL. Although subject to prior clearance, Investment Personnel may purchase securities which are the subject of an IPO if the London Compliance Team determines that all of the following conditions are met:

         o The issue is open to the general public and allocations are made by the issuer / syndicate on a purely random basis (lottery) or on a pro-rata basis per application ( collectively "PRO-RATA OFFERING");

         o No order for the purchase of any such securities has been entered by RPFI or Price Associates on behalf of any client;

         o The number of shares to be purchased is commensurate with the normal size and activity of the Investment Personnel's account; and

         o Another member of the Investment Team has reviewed the proposed purchase and has determined that the Investment Personnel wishing to purchase the securities is not likely to participate in the firm?s investment decision regarding any client investment in the IPO.

     NON-INVESTMENT PERSONNEL. Clearing Access Persons other than Investment Personnel ("NON-INVESTMENT PERSONNEL") may purchase securities in a Pro-rata Offering if the first three of the four conditions described above are met.

     Non-Investment Personnel may also be granted approval to purchase securities which are the subject of a Non-Pro-rata Offering. In considering such a request for approval, the London Compliance Team will determine whether the proposed transaction presents a conflict of interest with any of the firm's clients or otherwise violates the Code. Approvals will carry the following conditions:

         1. The purchase is made through the Non-Investment Personnel's regular broker, bank, or from a syndicate member through a general solicitation or subscription form, if relevant; and

         2. The number of shares to be purchased is commensurate with the normal size and activity of the Non-Investment Personnel's account.

     ALL CLEARING ACCESS PERSONS. Neither Investment Personnel nor Non-Investment Personnel will be permitted to purchase in an IPO if any of RPFI's or Price Associates' clients are prohibited from doing so. This prohibition will remain in effect until these clients have had the opportunity to purchase in the secondary market once the underwriting is completed -- commonly referred to as the aftermarket. In addition, the 60-Day Rule applies to transactions in securities purchased in an IPO.

     JAPANESE NEW ISSUES. All RPFI Officers, Directors and Employees are prohibited from purchasing a security which is the subject of an IPO in Japan.

                                      4-14

     PROCEDURES FOR OBTAINING PRIOR CLEARANCE FOR PRIVATE PLACEMENTS. Approval for a Clearing Access Person to invest in or sell securities through a private placement of securities, including the purchase of limited partnership interests, must be sought from the London Compliance Team in the usual manner. The approval process will include a review by a member of the Investment Team to determine whether the investment opportunity (private placement) should be reserved for the firm's clients and whether the opportunity is being offered to the Clearing Access Person by virtue of his or her position with the firm and approval by a member of the Ethics Committee.

          CONTINUING OBLIGATION. Any Clearing Access Person who has received approval to invest in a private placement of securities and who, at a later date, anticipates participating in the firm's investment decision process regarding the purchase or sale of securities of the issuer of that private placement on behalf of any client, must immediately disclose his or her prior investment in the private placement to the London Compliance Team.

     REQUESTS FOR WAIVERS OF PRIOR CLEARANCE DENIALS. If a Clearing Access Person has been denied prior clearance, he or she may apply to the London Compliance Team, which will refer the matter to a member of the Ethics Committee for a waiver. All such requests must be in writing and must fully describe the basis upon which the waiver is being requested. Waivers are NOT routinely granted.

     LARGE CAPITALIZATION EXEMPTION. Although subject to prior clearance, transactions involving securities in large companies, within the parameters set by the Ethics Committee, will be approved under normal circumstances ("LARGE CAPITALIZATION SECURITIES").

          TRANSACTIONS INVOLVING LARGE CAPITALIZATION SECURITIES. This exemption applies to transactions involving no more than $20,000 (all dollar references are to U.S. dollars) or the nearest round lot (if the amount of the transaction only marginally exceeds $20,000) per security per week in securities of companies with market capitalizations of $5 billion or more.

          TRANSACTIONS INVOLVING OPTIONS ON LARGE CAPITALIZATION SECURITIES. Clearing Access Persons may not purchase uncovered put options or sell uncovered call options unless otherwise permitted under the "Options and Futures" discussion on p. 4-16. Otherwise, in the case of options on an individual security qualifying for the Large Capitalization Exemption, a Clearing Access Person may trade the GREATER of 5 contracts or sufficient option contracts to control $20,000 in the underlying security; for example, a Clearing Access Person may trade 5 contracts even if this permits the Clearing Access Person to control $50,000 (i.e., more than $20,000) in the underlying security. Similarly, the Clearing Access Person may trade more than 5 contracts as long as those contracts do not permit him or her to control more than $20,000 in the underlying security.

     These parameters are subject to change by the Ethics Committee.


                                      4-15

     EXCHANGE-TRADED INDEX OPTIONS. Although subject to prior clearance, a Clearing Access Person's transactions involving exchange-traded index options, within the following parameters set by the Ethics Committee, will be approved under normal circumstances. Generally, a Clearing Access Person may trade the GREATER of 5 contracts or sufficient contracts to control $20,000 in the underlying securities; thus a Clearing Access Person may trade 5 contracts even if this permits the Clearing Access Person to control more than $20,000 in the underlying securities. Similarly, the Clearing Access Person may trade more than 5 contracts as long as the number of contracts does not permit him or her to control more than $20,000 in the underlying security.

     These parameters are subject to change by the Ethics Committee.

     CLIENT LIMIT ORDERS. The London Compliance Team may approve a Clearing Access Person's proposed trade even if a limit order has been entered for a client for the same security, if the client's limit order is 10% or more away from the market at the time of approval. Clearing Access Persons are required to enter market orders.

     INVESTMENT CLUBS. A Clearing Access Person may not form or participate in a stock or investment club unless prior written approval has been obtained from a member of the Ethics Committee. All transactions by such a stock or investment club in which an individual has beneficial ownership or control are subject to the same prior clearance and reporting requirements applicable to an individual's trades. However, if a Clearing Access Person has beneficial ownership solely by virtue of his or her spouse's participation in the club and has no investment control or input into decisions regarding the club's securities transactions, he or she may request the waiver of prior clearance requirements for the club's transactions, but not of reporting requirements, from a member of the Ethics Committee as part of the approval process. Prior clearance waiver requests by RPFI Officers, Directors and Employees for transactions in Price Associates' stock (see p. 4-19) will not be granted.

     OPTIONS AND FUTURES. Please consult the specific section on Exchange-Traded Index Options (p. 4-15) for transactions in these options.

          ===========================================================
            BEFORE ENGAGING IN OPTIONS AND FUTURES TRANSACTIONS, CLEARING ACCESS PERSONS SHOULD UNDERSTAND THE IMPACT
            THAT THE 60-DAY RULE MAY HAVE ON THEIR ABILITY TO CLOSE OUT A POSITION (SEE PAGE 4-17).
          ===========================================================

          OPTIONS AND FUTURES ON SECURITIES AND INDICES NOT HELD BY RPFI'S OR PRICE ASSOCIATES' CLIENTS. There are no specific restrictions with respect to the purchase, sale or writing of put or call options or any other option or futures activity, such as multiple writings, spreads and straddles, on securities of issuers (and options or futures on such securities) which are not held by any of RPFI's or Price Associates' clients.


                                      4-16

          OPTIONS ON SECURITIES OF COMPANIES HELD BY RPFI'S OR PRICE ASSOCIATES' CLIENTS. With respect to options on securities of issuers which are held by any of RPFI's or Price Associates' clients, it is the Firm's policy that a Clearing Access Person should not profit from a price decline of a security owned by a client. Therefore, a Clearing Access Person may: (i) purchase call options and sell covered call options and (ii) purchase covered put options and sell put options. A Clearing Access Person may NOT purchase uncovered put options or sell uncovered call options, even if the issuer of the underlying security is eligible for the Large Capitalization Exemption, unless purchased in connection with other options on the same security as part of a straddle, combination or spread strategy which is designed to result in a profit to the Clearing Access Person if the underlying security rises in or does not change in value. The purchase, sale and exercise of options are subject to the same restrictions as those set forth with respect to securities, i.e., the option should be treated as if it were the common stock itself.

          OTHER OPTIONS AND FUTURES HELD BY RPFI'S OR PRICE ASSOCIATES' CLIENTS. Any other option or futures transaction with respect to securities held by any of RPFI's or Price Associates' clients will be approved or disapproved on a case-by-case basis after due consideration is given to whether the proposed transaction or series of transactions might appear to or actually create a conflict with the interests of any of RPFI's or Price Associates' clients. Such securities include financial instruments regulated solely by the United States Commodity Futures Trading Commission ("CFTC").

     SHORT SALES. Clearing Access Persons may not sell any security short which is owned by any client of RPFI or Price Associates.

     60-DAY RULE. RPFI adheres to the Robert Fleming and Jardine Fleming policy that Clearing Access Persons are not permitted to engage in any security transaction (EVEN A SALE AT A LOSS) unless the security has been held for 60 days. This rule includes transactions in equivalent securities. An "equivalent" security means any option, warrant, convertible security, stock appreciation right, or similar right with an exercise or conversion privilege at a price related to the subject security, or similar securities with a value derived from the value of the subject security. Thus, for example, the rule prohibits options transactions on or short sales of a security within 60 days of its purchase.

     In addition, the rule applies regardless of the person's other holdings of the same security or whether the person has split his or her holdings into tax lots. For example, if a person buys 100 shares of XYZ stock on March 1, 1998 and another 100 shares of XYZ stock on March 1, 2000, he or she may not sell ANY shares of XYZ stock for 60 days following March 1, 2000. The 60-Day Rule "clock" restarts EACH time a trade is made in that security.

          For purposes of this Code, the 60-Day Rule does not apply to:

         o  any transaction exempt from prior clearance (see p. 4-11);


                                      4-17

         o the purchase and sale or sale and purchase of exchange traded index options; and

         o the exercise of "in the money" Price Associates' and/or Robert Fleming stock options and the subsequent sale of the derivative shares.

     Prior clearance procedures do NOT check compliance with the 60-Day Rule when considering a trading request. Clearing Access Persons are responsible for checking their compliance with this rule before entering a trade.

     Clearing Access Persons may apply for a waiver from the 60-Day Rule to the London Compliance Team, which will refer the matter to a member of the Ethics Committee and to RF Group Compliance or JF Compliance, as appropriate. All such requests must be in writing and must fully describe the basis upon which the waiver is being requested; such waivers are NOT routinely granted.

     INVESTMENTS IN NON-LISTED SECURITIES FIRMS. Clearing Access Persons may not purchase or sell the shares of a broker/dealer, underwriter or a U.S. or other government registered investment adviser unless that entity is traded on a recognized U.S., U.K., or foreign exchange, listed as a NASDAQ/NMS stock, or permission is given under the Private Placement Procedures (see p. 4-15). The securities of Robert Fleming Holdings, Ltd. are exempted from this restriction.

PROVISIONS APPLICABLE TO ALL RPFI OFFICERS, DIRECTORS, AND EMPLOYEES. In addition to the provisions noted above, RPFI Officers, Directors, and Employees are also subject to the following requirements regarding transactions in Price Associates' stock, dealing with clients, client investment partnerships, margin accounts, trading activity, and 1/2 of 1% ownership reporting, as well as the sanctions provisions (see p. 4-20).

TRANSACTIONS IN STOCK OF PRICE ASSOCIATES. Because Price Associates is a public company, ownership of its stock subjects its officers, inside and independent directors, and employees to special legal requirements under the United States securities laws. These requirements have been extended to apply to RPFI Officers, Directors and Employees. However, the Independent Directors of the RPFI Funds are prohibited from owning the stock of Price Associates. Each RPFI Officer, Director, and Employee is responsible for his or her own compliance with these requirements. Price Associates' stock may be purchased through any broker-dealer, including T. Rowe Price Investment Services, Inc's TRP Brokerage division, as long as all other requirements have been met. In connection with these legal requirements, RPFI has adopted the following rules and procedures:

     QUARTERLY EARNINGS REPORT. RPFI Officers, Directors and Employees must refrain from initiating transactions in Price Associates' stock in which they have a beneficial interest, generally from the sixth trading day following the end of the quarter (or such other date as management shall from time to time determine) until the third trading day following the public release of earnings. They will be notified through the Office of the Secretary of Price Associates ("SECRETARY") from time to time as to the controlling dates.

                                      4-18

     PRIOR CLEARANCE. RPFI Officers, Directors and Employees are required to obtain clearance prior to effecting any proposed transaction (including gifts and transfers) involving shares of Price Associates' stock owned beneficially. Requests for prior clearance must be in writing on the form entitled "Notification of Proposed Transaction" (available from the Price Associates' Corporate Records Department) and submitted to the Secretary, who is responsible for processing and maintaining the records of all such requests. Receiving prior clearance does not relieve RPFI Officers, Directors and Employees from conducting their personal securities transactions in full compliance with the applicable securities laws and regulations, including the prohibition on trading while in possession of material, inside information. Transactions in Price Associates' stock are subject to the 60-Day Rule except for certain options exercises. See p. 4-17.

          =================================================================
             ALL RPFI OFFICERS, DIRECTORS AND EMPLOYEES MUST OBTAIN PRIOR CLEARANCE OF ANY TRANSACTION INVOLVING PRICE ASSOCIATES'
             STOCK FROM THE OFFICE OF THE SECRETARY OF PRICE ASSOCIATES. CONTACT CLARA SALVINO (410-345-6790) OR BARBARA VAN HORN (410-345-7733).
          =================================================================


     DIVIDEND REINVESTMENT PLANS. Purchases of Price Associates' stock effected through a dividend reinvestment plan need not receive prior clearance if the Secretary's office has been previously notified by the RPFI Officer, Director, or Employee that he or she will be participating in that plan. Reporting of transactions effected through that plan need only be made quarterly, except that RPFI Officers, Directors, and Employees who are subject to Section 16 of the United States Securities Exchange Act of 1934 reporting must report such transactions monthly.

     EFFECTIVENESS OF PRIOR CLEARANCE. Prior clearance of transactions in Price Associates' stock is effective for five (5) business days from and including the date the clearance is granted, unless (i) advised to the contrary by the Secretary prior to the proposed transaction, or (ii) the person receiving the approval comes into possession of material, non-public information concerning the firm. If the proposed transaction in Price Associates' stock is not executed within this time period, a new clearance must be obtained.

     REPORTING OF DISPOSITION OF PROPOSED TRANSACTION. RPFI Officers, Directors, and Employees must notify the Secretary whether the proposed transaction in Price Associates' stock was effected within two business days of its execution, or within seven business days of the date of prior clearance, if not executed.

     INSIDER REPORTING AND LIABILITY. Under current rules, certain officers, directors and 10% stockholders of a publicly traded company ("INSIDERS") are subject to the requirements of Section 16. The Secretary will inform you if you are an Insider of Price Associates. If you are an Insider, you should refer to the TRPA Code for further information on reporting requirements for Insiders.

     LIABILITY FOR SHORT-SWING PROFITS. Under United States securities laws, profit realized by certain officers, as well as directors and 10% stockholders of a company (including Price

                                      4-19

     Associates) as a result of a purchase and sale (or sale and purchase) of stock of the company within a period of less than six months must be returned to the firm upon request.

DEALING WITH CLIENTS IN A PRINCIPAL TRANSACTION. RPFI Officers, Directors or Employees may not, directly or indirectly, sell to or purchase from an RPFI client any security. This prohibition does not preclude the purchase or redemption of shares of any mutual fund that is a client of RPFI.

CLIENT INVESTMENT PARTNERSHIPS.

     CO-INVESTING. RPFI Officers, Directors or Employees are not permitted to co-invest in client investment partnerships of RPFI, Price Associates, or their affiliates, such as International Partners, Strategic Partners and Threshold.

     DIRECT INVESTMENT. The Independent Directors of the RPFI Funds are not permitted to invest as limited partners in client investment partnerships of RPFI, Price Associates, or their affiliates.

MARGIN ACCOUNTS. While brokerage margin accounts are discouraged, RPFI Officers, Directors and Employees may open and maintain margin accounts for the purchase of securities provided such accounts are with brokerage firms with which the RPFI Officer, Director or Employee maintains a regular brokerage account.

TRADING ACTIVITY. RPFI Officers, Directors and Employees are discouraged from engaging in a pattern of securities transactions which is either:

         o So excessively frequent as to potentially impact his or her ability to carry out assigned responsibilities, or

         o Involve securities positions which are disproportionate to his or her net assets.

     At the discretion of the Ethics Committee, written notification of excessive trading may be sent to the supervisor of the RPFI Officer, Director, or Employee.

OWNERSHIP REPORTING REQUIREMENTS - ONE-HALF OF ONE PERCENT OWNERSHIP. If an RPFI Officer, Director or Employee beneficially owns more than 1/2 of 1% of the total outstanding shares of a public or private company, he or she must immediately report in writing such fact to the London Compliance Team, providing the name of the company and the total number of such company's shares beneficially owned. The London Compliance Team will inform Baltimore Legal/Compliance about any such ownership promptly.

SANCTIONS. Strict compliance with the provisions of this Statement is considered a basic provision of association with RPFI and the RPFI Funds. The Ethics Committee and the London Compliance Team are primarily responsible for administering this Statement. In fulfilling this function, the Ethics Committee will institute such procedures as it deems reasonably necessary to monitor compliance with this Statement and to otherwise prevent and detect violations.

                                      4-20

VIOLATIONS BY PERSONS COVERED BY THIS STATEMENT, INCLUDING THE NON-AFFILIATED DIRECTORS OF RPFI. Upon discovering a material violation of this Statement by a person covered by this Statement, including a Non-Affiliated Director of RPFI, the Ethics Committee will impose such sanctions as it deems appropriate or may, in its discretion, refer the matter to the Board of Directors of RPFI to determine the appropriate sanctions. Sanctions may include, inter alia, a letter of censure or suspension, a fine, a suspension of trading privileges, or termination of employment and/or officership of the violator. In addition, the violator may be required to surrender to RPFI, or to the party or parties it may designate, any profit realized from any transaction that is in violation of this Statement. All material violations of this Statement shall be reported to the Board of Directors of RPFI and to the Board of Directors of any RPFI Fund with respect to whose securities such violations may have been involved.

VIOLATIONS BY INDEPENDENT DIRECTORS OF RPFI FUNDS. Upon discovering a material violation of this Statement by an Independent Director of an RPFI Fund, the Ethics Committee shall report such violation to the Board of Directors of RPFI and to the RPFI Fund Boards on which the director serves. The RPFI Board of Directors and the RPFI Fund Boards will impose such sanctions as they deem appropriate.

VIOLATIONS BY BALTIMORE EMPLOYEES OF RPFI. Upon discovering a material violation of the Price Associates' Statement of Policy on Securities Transactions by a Baltimore-based employee of RPFI, the Price Associates' Ethics Committee shall report such violation to the Board of Directors of RPFI and to the Board of Directors of any RPFI Fund with respect to whose securities such violations may have been involved.


May, 2000




                                      4-21

                     ROWE PRICE FLEMING INTERNATIONAL, INC.
                               STATEMENT OF POLICY
                                       ON
                            CORPORATE RESPONSIBILITY


ROWE PRICE-FLEMING INTERNATIONAL, INC.' S FIDUCIARY POSITION. As an investment adviser, Rowe Price-Fleming International, Inc. ("RPFI") is in a fiduciary relationship with each of its clients. This fiduciary duty obligates RPFI to act with an eye only to the benefit of its clients. Accordingly, when managing its client accounts (whether private counsel clients, mutual funds, limited partnerships, or otherwise), RPFI's primary responsibility is to optimize the financial returns of its clients consistent with their objectives and investment program.

DEFINITION OF CORPORATE RESPONSIBILITY ISSUES. Concern over the behavior of corporations has been present since the Industrial Revolution. Each generation has focused its attention on specific issues. Concern over the abuses of the use of child labor in the 1800's was primarily addressed by legislative action which mandated industrialized countries to adhere to new laws restricting and otherwise governing the employment of children. In other instances, reform has been achieved through shareholder action -- namely, the adoption of shareholder proposals. The corporate responsibility issues most often addressed during the past decade have involved:

     o Ecological issues, including toxic hazards and pollution of the air and water;
     o   Employment practices, such as the hiring of women and minority groups;
     o   Product quality and safety;
     o   Advertising practices;
     o   Animal testing;
     o   Military and nuclear issues; and
     o International politics and operations, including the world debt crisis, infant formula, and child labor laws.

CORPORATE RESPONSIBILITY ISSUES IN THE INVESTMENT PROCESS. RPFI recognizes the legitimacy of public concern over the behavior of business with respect to issues of corporate responsibility. RPFI's policy is to review the merits of such issues that pertain to any issuer which is held in a client portfolio or which is being considered for investment. RPFI believes that a corporate management's record of identifying and resolving issues of corporate responsibility is one of many criteria for evaluating the investment merits of the issuer. Enlightened corporate responsibility can enhance an issuer's long term prospects for business success. The absence of such a policy can have the converse effect.

QUESTIONS REGARDING CORPORATE RESPONSIBILITY. Should an employee have any questions regarding RPFI's policy with respect to a corporate responsibility issue or the

                                      5-1
manner in which RPFI has voted or intends to vote on a proxy matter, he or she should contact a member of the Corporate Responsibility Committee, which is responsible for the administration of this Statement. Its members are Martin Wade and John Ford (London) and M. David Testa (Baltimore).


May, 2000

                     ROWE PRICE-FLEMING INTERNATIONAL, INC.
                               STATEMENT OF POLICY
          WITH RESPECT TO COMPLIANCE WITH UNITED STATES COPYRIGHT LAWS

PURPOSE OF STATEMENT OF POLICY. To protect the interests of Rowe Price-Fleming International, Inc. ("RPFI") and its employees, RPFI has adopted this Statement of Policy with Respect to Compliance with Copyright Laws ("STATEMENT") to: (1) inform its employees regarding the legal principles governing copyrights, trademarks, and service marks; and (2) ensure that RPFI's various copyrights, trademarks, and service marks are protected from infringement.

DEFINITION OF TRADEMARK, SERVICE MARK, AND COPYRIGHT UNDER UNITED STATES LAW

     TRADEMARK. A trademark is normally a word, phrase, or symbol used to identify and distinguish a product or a company. For example, KLEENEX is a trademark for a particular brand of facial tissues.

     SERVICE MARK. A service mark is normally a word, phrase, or symbol used to identify and distinguish a service or the provider of a service. For example, INVEST WITH CONFIDENCE is a registered service mark which identifies and distinguishes the mutual fund management services offered by Price Associates. The words "trademark" and "service mark" are often used interchangeably, but as a general rule a trademark is for a tangible product, whereas a service mark is for an intangible good or service. Because most of RPFI's and Price Associates' business activities involve providing services (e.g., investment management; transaction processing and account maintenance; information, etc.), most of RPFI's and Price Associates' registered marks are service marks.

     COPYRIGHT. In order to protect the authors and owners of books, articles, drawings, music, or computer programs and software, the U.S. copyright law makes it a crime to reproduce, IN ANY MANNER, any copyrighted material without the express written permission of the author or publisher. Under current law, all original works are copyrighted at the moment of creation; it is no longer necessary to register a copyright. Copyright infringements may result in judgments of actual damages (i.e., the cost of additional subscriptions), as well as punitive damages, which can be as high as $100,000 (U.S. dollars) per infringement.

REGISTERED TRADEMARKS AND SERVICE MARKS. Once RPFI has registered a trademark or service mark with the United States Patent and Trademark Office, it has the exclusive right to use that mark. In order to preserve rights to a registered trademark or service mark, RPFI must (1) use the mark on a continuous basis and in a manner consistent with the Certificate of Registration; (2) place an encircled "R" (?) next to the mark in the first, or most prominent, occurrence in all publicly distributed media; and (3) take action against any party infringing upon the mark.

ESTABLISHING A TRADEMARK OR SERVICE MARK. The Baltimore Legal Department has the responsibility to register and maintain all trademarks and service marks and protect them against any infringement. If RPFI wishes to utilize a particular word, phrase, or symbol as a trademark or service mark, the Baltimore Legal Department must be notified as far in advance as possible so that a search may be conducted to determine if the proposed mark has already been registered

                                      6-1
or used by another entity. Until clearance is obtained from the Baltimore Legal Department, no new mark should be used. This procedure has been adopted to ensure that RPFI does not unknowingly infringe upon another company's mark. Once a proposed mark is cleared for use, it must be accompanied by the abbreviations "TM" or "SM," as appropriate, until it has been registered. All trademarks and service marks which have been registered with the U.S. Patent and Trademark Office must be accompanied by an encircled "R" when used in any public document. These symbols need only accompany the mark in the first or most prominent place it is used in each publicly circulated document. Subsequent use of the same trademark or service mark in such material does not need to be marked. The Baltimore Legal Department maintains a written summary of all RPFI's registered and pending trademarks and service marks. All registered and pending trademarks and service marks are also listed in the T. Rowe Price Style Guide. If you have any questions regarding the status of a trademark or service mark, you should contact the Baltimore Legal Department.

INFRINGEMENT OF RPFI'S REGISTERED MARKS. If an employee notices that another entity is using a mark similar to one which RPFI has registered, the Baltimore Legal Department should be notified immediately so that appropriate action can be taken to protect RPFI's interests in the mark.

REPRODUCTION OF ARTICLES AND SIMILAR MATERIALS FOR INTERNAL DISTRIBUTION, OR FOR DISTRIBUTION TO SHAREHOLDERS, CLIENTS AND OTHERS OUTSIDE THE FIRM. In general, the reproduction of copyrighted material is a violation of United States law. Exceptions under the "FAIR USE" doctrine include reproduction for scholarly purposes, criticism, or commentary, which ordinarily do not apply in a business environment. OCCASIONAL copying of a relatively small portion of a newsletter or magazine to keep in a file, circulate to colleagues with commentary, or send to a client with commentary is generally permissible under the "fair use" doctrine. Written permission from the author or publisher must be obtained by any employee wishing to reproduce copyrighted material for INTERNAL OR EXTERNAL distribution, including distribution via the Internet (or the T. Rowe Price Associates' intranet). It is the responsibility of each employee to obtain permission to reproduce copyrighted material. Such permission must be in writing and forwarded to the Baltimore Legal Department. If the publisher will not grant permission to reproduce copyrighted material, then the requestor must purchase from the publisher either additional subscriptions to the periodical or the reprints of specific articles. The original article or periodical may be circulated as an alternative to purchasing additional subscriptions or reprints.

PERSONAL COMPUTER SOFTWARE PROGRAMS. Software products and on-line information services purchased for use on RPFI's personal computers are generally copyrighted material under United States copyright laws and may not be reproduced without proper authorization from the software vendor. See the RPFI Statement of Policy With Respect to Computer Security and Related Issues (page 7-1 et seq.) for more information.


May, 2000



                                      6-2

                     ROWE PRICE-FLEMING INTERNATIONAL, INC.
                               STATEMENT OF POLICY
              WITH RESPECT TO COMPUTER SECURITY AND RELATED ISSUES


PURPOSE OF STATEMENT OF POLICY. The central role of computer systems ("SYSTEMS") in the operations of Rowe Price-Fleming International, Inc. ("RPFI") underscores the importance of minimizing potential loss or disruption to these systems. The data stored on computers, as well as the specialized software programs and systems developed for RPFI's use, are valuable assets and must be protected accordingly. In addition, the data, programs and systems are highly confidential. For these reasons, each office of the firm has developed computer security measures to prevent unauthorized use, change, destruction, or disclosure of information stored on computers, whether intentional or unintentional. Employees in each office must familiarize themselves with and adhere to their office's policies in this area.

PARTICIPATION ON BULLETIN BOARDS. Because communications by our firm or any of its employees on on-line bulletin boards are subject to United States, state, and NASD advertising regulations, unsupervised participation can result in serious securities violations. An employee must first receive the authorization of the Baltimore Legal Department before initiating or responding to a message on any computer bulletin board relating to the firm, or RPFI or Price Fund, or any investment option or service. This policy applies whether or not the employee intends to disclose his or her relationship to the firm, whether or not our firm sponsored the bulletin board, and whether or not the firm is the principal focus of the bulletin board.

CONFIDENTIALITY OF SYSTEMS ACTIVITIES AND INFORMATION. Systems activities and information stored on our firm's computers (including e-mail and voice mail) may be subject to monitoring by RPFI personnel or others. All such information, including messages on the firm's e-mail and voice mail systems, are records of the firm and the sole property of the firm. The firm reserves the right to monitor, access and disclose for any purpose all information, including all messages sent, received, or stored through the Systems. The use of the firm's computer Systems is for the transaction of firm business and is for authorized users only.

By using the firm's Systems, you agree to be bound by this Statement and consent to the access to and/or disclosure of all information, including e-mail and voice mail messages, by the firm. Employees do not have any expectation of privacy in connection with the use of the Systems, or with the transmission, receipt, or storage of information in the Systems. In addition, employees should understand that e-mail sent through the Internet is not secure and could be intercepted by a third party. Therefore, if you have a need to exchange secure e-mail using the Internet, you should contact your Help Desk or Information Security area for assistance.

Information entered into our firm's computers but later deleted from the Systems may continue to be maintained permanently on our firm's back-up tapes. Employees should take care so that they

                                      7-1
do not create documents that might later be embarrassing to them or to our firm. This policy applies to e-mail as well to any other communication on the Systems.

APPLICATION OF U.S. COPYRIGHT LAW TO SOFTWARE PROGRAMS. Software products and on-line information services purchased for use on RPFI's personal computers are generally copyrighted material under United States copyright laws and may not be reproduced without proper authorization from the software vendor. This includes the software on CDs or diskettes, any program manuals or documentation, and data or software retrievable from on-line information systems. Unauthorized reproduction of such material or information or downloading or printing such material is a violation of United States law, and the software vendor can sue to protect the developer's rights. In addition to criminal penalties such as fines and imprisonment, civil damages can be awarded in excess of $50,000 (U.S. dollars).

QUESTIONS REGARDING THIS STATEMENT. Employees should direct any questions regarding this Statement to their office's Help Desk or Information Security area or to the Baltimore Legal Department as appropriate.


May, 2000










                                      7-2

                     ROWE PRICE-FLEMING INTERNATIONAL, INC.
                               STATEMENT OF POLICY
                                       ON
                  COMPLIANCE WITH UNITED STATES ANTITRUST LAWS

PURPOSE

     To protect the interests of the company and its employees, Rowe Price-Fleming International, Inc. ("RPFI") has adopted this Statement of Policy on Compliance with United States Antitrust Laws ("STATEMENT"). The Statement (1) informs employees about the legal principles governing prohibited anticompetitive activity in the conduct of RPFI's business, and (2) establishes guidelines for contacts with other members of the investment management industry to avoid violations of United States antitrust laws.

THE BASIC ANTICOMPETITIVE ACTIVITY PROHIBITION UNDER UNITED STATES LAW

     Section 1 of the United States Sherman Antitrust Act (the "ACT") prohibits agreements, understandings, or joint actions between companies that constitute a "restraint of trade," i.e., reduce or eliminate competition.

     This prohibition is triggered only by an agreement or action among two or more companies; unilateral action never violates the Act. To constitute an illegal agreement, however, an understanding does not need to be formal or written. Comments made in conversations, casual comments at meetings, or even as little as "a knowing wink," as one case says, may be sufficient to establish an illegal agreement under the Act.

     The agreed upon action must be anticompetitive. Some actions are "per se" anticompetitive, while others are judged according to a "rule of reason."

     o Some activities have been found to be so inherently anticompetitive that a United States court will not even permit the argument that they have a procompetitive component. Examples of such per se illegal activities are agreements between competitors to fix prices or divide up markets into exclusive territories.

     o Other joint agreements or activities will be examined by a court using the rule of reason approach to see if the procompetitive results of the arrangement outweigh the anticompetitive effects. Permissible agreements among competitors may include a buyers' cooperative, or a syndicate of buyers for an initial public offering of securities. In rare instances, an association of sellers (such as ASCAP) may be permissible.

                                      8-1

     There is also an exception for joint activity designed to influence government action. Such activity is protected by the First Amendment to the United States Constitution. For example, members of an industry may agree to lobby the Congress of the United States jointly to enact legislation that may be manifestly anticompetitive.

PENALTIES FOR VIOLATING THE SHERMAN ACT

     A charge that the Act has been violated can be brought as a civil or a criminal action. Civil damages can include treble damages, plus attorneys fees. Criminal penalties for individuals can include fines of up to $350,000 and three years in jail, and $100 million (U.S. dollars) or more for corporations.

SITUATIONS IN WHICH ANTITRUST ISSUES MAY ARISE

     To avoid violating the Act, any agreement with other members of the investment management industry regarding which securities to buy or sell and under what circumstances we buy or sell them, or about the manner in which we market our mutual funds and investment and other services, must be made with the prohibitions of the Act in mind.

     TRADE ASSOCIATION MEETINGS AND ACTIVITIES. A trade association is a group of competitors who join together to share common interests and seek common solutions to common problems. Such associations are at a high risk for anticompetitive activity and are closely scrutinized by regulators. Attorneys for trade associations, such as the Investment Company Institute, are typically present at meetings of members to assist in avoiding violations.

     Permissible Activities:

     o   Discussion of how to make the industry more competitive or efficient.

     o An exchange of information or ideas that have procompetitive or competitively neutral effects, such as: methods of protecting the health or safety of workers; methods of educating customers and preventing abuses; and information regarding how to design and operate training programs.

     o   Collective action to petition government entities.

     Activities to be Avoided:

     o Any discussion or direct exchange of current information about prices, salaries, fees, or terms and conditions of sales. Even if such information is publicly available, problems can arise if the information available to the public is difficult to compile or not as current as that being exchanged.

                                      8-2

         EXCEPTION: A third party consultant can, with appropriate safeguards, collect, compile and disseminate some of this information, such as salary information.

     o Discussion of future business plans, strategies, or arrangements that might be considered to involve competitively sensitive information.

     o   Discussion of specific customers, markets, or territories.

     o Negative discussions of service providers that could give rise to an inference of a joint refusal to deal with the provider (a "BOYCOTT").

INVESTMENT-RELATED DISCUSSIONS

PERMISSIBLE ACTIVITIES: Buyers or sellers with a common economic interest may join together to facilitate securities transactions that might otherwise not occur, such as the formation of a syndicate to buy in a private placement or initial public offering of an issuer's stock, or negotiations among creditors of an insolvent or bankrupt company.

Competing investment managers are permitted to serve on creditors committees together and engage in other similar activities in connection with bankruptcies and other judicial proceedings.

ACTIVITIES TO BE AVOIDED: It is important to avoid anything that suggests involvement with any other firm in any threats to "boycott" or "blackball" new offerings, including making any ambiguous statement that, taken out of context, might be misunderstood to imply such joint action. Avoid careless or unguarded comments that a hostile or suspicious listener might interpret as suggesting prohibited coordinated behavior between RPFI and any other potential buyer.

                  EXAMPLE: After an Illinois municipal bond default where the state legislature retroactively abrogated some of the bondholders' rights, several investment management complexes organized to protest the state's action. In doing so, there was arguably an implied threat that members of the group would boycott future Illinois municipal bond offerings. Such a boycott would be a violation of the Act. The investment management firms' action led to an 18-month United States Department of Justice investigation. Although the investigation did not lead to any legal action, it was extremely expensive and time consuming for the firms and individual managers involved.



                                      8-3

If you are present when anyone outside of RPFI suggests that two or more investors with a grievance coordinate future purchasing decisions, you should immediately reject any such suggestion. As soon as possible thereafter, you should notify the Baltimore Legal Department, which will take whatever further steps are necessary.

BENCHMARKING. Benchmarking is the process of measuring and comparing an organization's processes, products and services to those of industry leaders for the purpose of adopting innovative practices for improvement.

     o Because benchmarking usually involves the direct exchange of information with competitors, it is particularly subject to the risk of violating the antitrust laws.

     o The list of issues that may and should not be discussed in the context of a trade association also applies in the benchmarking process.

     o All proposed benchmarking agreements must be reviewed by the Baltimore Legal Department before RPFI agrees to participate in such a survey.



May, 2000










                                      8-4